EXECUTION VERSION

THE BEAUTY HEALTH COMPANY
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee and Collateral Agent

INDENTURE
Dated as of May 27, 2025

7.95% Convertible Senior Secured Notes due 2028

TABLE OF CONTENTS
Page
Article 1. Definitions; Rules of Construction    1
Section 1.01.    Definitions    1
Section 1.02.    Other Definitions    27
Section 1.03.    Interpretation    27
Section 1.04.    Accounting Terms and Principles; Basket Compliance    28
Section 1.05.    Uniform Commercial Code    29
Article 2. The Notes    29
Section 2.01.    Form, Dating and Denominations    29
Section 2.02.    Execution, Authentication and Delivery    29
Section 2.03.    Initial Notes and Additional Notes    30
Section 2.04.    Method of Payment    31
Section 2.05.    Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day    31
Section 2.06.    Registrar, Paying Agent and Conversion Agent    32
Section 2.07.    Paying Agent and Conversion Agent to Hold Property in Trust    33
Section 2.08.    Holder Lists    33
Section 2.09.    Legends    33
Section 2.10.    Transfers and Exchanges; Certain Transfer Restrictions    34
Section 2.11.    Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption    39
Section 2.12.    Replacement Notes    40
Section 2.13.    Registered Holders; Certain Rights with Respect to Global Notes    41
Section 2.14.    Cancellation    41
Section 2.15.    Notes Held by the Company or its Affiliates    41
Section 2.16.    Temporary Notes    41
Section 2.17.    Outstanding Notes    41
Section 2.18.    Repurchases by the Company    42
Section 2.19.    CUSIP and ISIN Numbers    42
Article 3. Covenants    43
Section 3.01.    Payment on Notes    43
Section 3.02.    Exchange Act Reports and Financial Statements    43
Section 3.03.    Rule 144A Information    44
Section 3.04.    Additional Interest    45
Section 3.05.    Compliance and Default Certificates    45
Section 3.06.    Stay, Extension and Usury Laws    46
Section 3.07.    Acquisition of Notes by the Company and its Affiliates    46
Section 3.08.    Indebtedness    46
Section 3.09.    Liens    49
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Section 3.10.    [Reserved]    51
Section 3.11.    Investments    51
Section 3.12.    Asset Sales    54
Section 3.13.    Sale and Leaseback Transactions    55
Section 3.14.    Swap Agreements    56
Section 3.15.    Restricted Payments; Certain Payments of Indebtedness    56
Section 3.16.    Transactions with Affiliates    58
Section 3.17.    Restrictive Agreements    58
Section 3.18.    Amendment of Material Documents    59
Section 3.19.    Cash Management Systems    59
Section 3.20.    Material Assets    60
Section 3.21.    Mortgages    60
Section 3.22.    Further Assurances    60
Section 3.23.    [Reserved].    61
Section 3.24.    No Liability Management Transaction    61
Section 3.25.    Joint Venture.    62
Section 3.26.    Existence; Conduct of Business.    62
Section 3.27.    Compliance with Laws    62
Section 3.28.    Authorizations    62
Section 3.29.    Maintenance of Property    63
Section 3.30.    Insurance    63
Section 3.31.    Payment of Taxes    63
Section 3.32.    DTC Matters    63
Section 3.33.    Accounting and Fiscal Year    64
Section 3.34.    Anti-Corruption Laws; Sanctions    64
Section 3.35.    Material Non-Public Information    64
Section 3.36.    Post-Closing Covenants.    65
Article 4. Repurchase and Redemption    65
Section 4.01.    No Sinking Fund    65
Section 4.02.    Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change    65
Section 4.03.    Right of the Company to Redeem the Notes    70
Article 5. Conversion    72
Section 5.01.    Right to Convert    72
Section 5.02.    Conversion Procedures    73
Section 5.03.    Settlement Upon Conversion    74
Section 5.04.    Reserve and Status of Common Stock Issued Upon Conversion    76
Section 5.05.    Adjustments to the Conversion Rate    77
Section 5.06.    Voluntary Adjustments    87
Section 5.07.    Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change    87
Section 5.08.    Exchange in Lieu of Conversion    88
Section 5.09.    Effect of Common Stock Change Event    89
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Section 5.10.    Specified Holders’ Conversion Limitations    91
Article 6. Successors    92
Section 6.01.    When the Company May Merge, Etc.    92
Section 6.02.    Successor Entity Substituted    93
Article 7. Defaults and Remedies    93
Section 7.01.    Events of Default    93
Section 7.02.    Acceleration    95
Section 7.03.    [Reserved.]    96
Section 7.04.    Other Remedies    96
Section 7.05.    Waiver of Past Defaults    96
Section 7.06.    Control by Required Holders    97
Section 7.07.    Limitation on Suits    97
Section 7.08.    Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration    97
Section 7.09.    Collection Suit by Trustee    98
Section 7.10.    Trustee May File Proofs of Claim    98
Section 7.11.    Priorities    98
Section 7.12.    Undertaking for Costs    99
Article 8. Amendments, Supplements and Waivers    99
Section 8.01.    Without the Consent of Holders    99
Section 8.02.    With the Consent of Holders    100
Section 8.03.    Notice of Amendments, Supplements and Waivers    103
Section 8.04.    Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.    103
Section 8.05.    Notations and Exchanges    104
Section 8.06.    Trustee And Collateral Agent to Execute Supplemental Indentures    104
Article 9. Satisfaction and Discharge    104
Section 9.01.    Termination of Company’s Obligations    104
Section 9.02.    Repayment to Company    105
Section 9.03.    Reinstatement    105
Article 10. Trustee and Collateral Agent    106
Section 10.01.    Duties of the Trustee    106
Section 10.02.    Rights of the Trustee    107
Section 10.03.    Individual Rights of the Trustee    108
Section 10.04.    Trustee’s Disclaimer    108
Section 10.05.    Notice of Defaults    109
Section 10.06.    Compensation and Indemnity    109
Section 10.07.    Replacement of the Trustee    110
Section 10.08.    Successor Trustee by Merger, Etc.    111
Section 10.09.    Eligibility; Disqualification    111
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Section 10.10.    Collateral Agent; Collateral Documents    111
Section 10.11.    Replacement of Collateral Agent    112
Section 10.12.    Suits to Protect the Collateral    112
Section 10.13.    Collateral Agent; Authorization of Action to be Taken    113
Section 10.14.    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents    115
Section 10.15.    Administrative Determination Holder(s)    115
Article 11. Guarantee    115
Section 11.01.    Guarantee    115
Section 11.02.    Limitation on Guarantor Liability    118
Section 11.03.    Guarantors May Consolidate, etc., on Certain Terms    118
Section 11.04.    Stay of Acceleration    119
Section 11.05.    Execution and Delivery of Guarantee    119
Section 11.06.    Releases    119
Article 12. Miscellaneous    120
Section 12.01.    Notices    120
Section 12.02.    Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent    122
Section 12.03.    Statements Required in Officer’s Certificate and Opinion of Counsel    123
Section 12.04.    Rules by the Trustee, The Collateral Agent, the Registrar, the Paying Agent and the Conversion Agent    123
Section 12.05.    No Personal Liability of Directors, Officers, Employees and Stockholders    123
Section 12.06.    Governing Law; Waiver of Jury Trial    123
Section 12.07.    Submission to Jurisdiction    124
Section 12.08.    No Adverse Interpretation of Other Agreements    124
Section 12.09.    Successors    124
Section 12.10.    Force Majeure    124
Section 12.11.    U.S.A. PATRIOT Act    124
Section 12.12.    Calculations    124
Section 12.13.    Severability    125
Section 12.14.    Counterparts    125
Section 12.15.    Table of Contents, Headings, Etc.    125
Section 12.16.    Withholding Taxes    125
Article 13. Security and Collateral    125
Section 13.01.    Collateral Documents    125
Section 13.02.    Release of Collateral    126
Article 14. LEGAL DEFEASANCE AND COVENANT DEFEASANCE    128
Section 14.01.    Option to Effect Legal Defeasance or Covenant Defeasance.    128
Section 14.02.    Legal Defeasance and Discharge.    128
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Section 14.03.    Covenant Defeasance.    129
Section 14.04.    Conditions to Legal or Covenant Defeasance.    129
Section 14.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.    130
Section 14.06.    Repayment to Company.    131
Section 14.07.    Reinstatement.    131

Schedules
Schedule 3.08(B) (Existing Indebtedness)
Schedule 3.09(C) (Existing Liens)
Schedule 3.11(B) (Existing Investments)
Schedule 3.17 (Existing Restrictive Agreements)
Schedule 3.36 Post Closing Matters

Exhibits
Exhibit A: Form of Note    A-1
Exhibit B-1: Form of Restricted Note Legend    B1-1
Exhibit B-2: Form of Global Note Legend    B2-1
Exhibit B-3: Form of Non-Affiliate Legend    B3-1
Exhibit C: Form of Supplemental Indenture to be delivered by Subsequent Guarantors    C1-1
Exhibit D: Form of Intercompany Subordination Agreement    D1-1
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INDENTURE, dated as of May 27, 2025, between The Beauty Health Company, a Delaware corporation, as issuer (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).
Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 7.95% Convertible Senior Secured Notes due 2028 (the “Notes”).
1.

DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01.Definitions.
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Issue Date, by which any Person (a) purchases, in-licenses or otherwise acquires any going concern business, a line of business or division or product, or all or substantially all of the assets of any other Person (other than an existing Subsidiary), whether through purchase of assets, in-licensing, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the equity interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than equity interests having such power only by reason of the happening of a contingency) or a majority of the outstanding equity interests of a Person.
“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.
“Additional Notes” means any Notes issued from time to time after the Issue Date pursuant to Section 2.03(B) of this Indenture.
“Administrative Determination Holder(s)” means (a) initially, the Deerfield Holders, (b) on or after the date on which the Deerfield Holders cease to beneficially own at least 35.0% of the aggregate principal amount of the Notes then outstanding (without giving effect to any Additional Notes in the denominator), any Person designated by the Required Holders to act as the Administrative Determination Holder(s) (or any successor thereto), and (c) to the extent there is no such Person designated to act as the Administrative Determination Holder(s) pursuant to clause (b), the Required Holders (provided, that any determination by the Required Holders when acting as Administrative Determination Holder(s) shall only be effective with respect to the Trustee or the Collateral Agent when delivered in accordance with the applicable procedures of the Depositary). The Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Agent promptly upon becoming aware that another Person has become the Administrative Determination Holder(s) and the identity of such Person (together with such certificates as the Trustee may reasonably request in connection therewith), and the Trustee may conclusively presume the Deerfield Holders remain the Administrative Determination Holder(s) until it receives such certificate. The Trustee and the Collateral Agent shall have no obligation to determine the beneficial ownership percentage of the Notes held by any Holder, and may rely conclusively on the Officer’s Certificate delivered by the Company as to the identity of any successor Administrative Determination Holder(s).
“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to a minimum of $1,000 or any integral multiple of $1,000 in excess thereof.
“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.
“BlackRock Holders” means BlackRock Credit Alpha Master Fund, L.P., HC NCBR FUND and BlackRock Credit Strategies Fund (the “BlackRock Funds”) and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as any of the BlackRock Funds to which any of the Notes (or beneficial interests therein) are transferred or assigned or which otherwise becomes a beneficial owner of any of the Notes.
    “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations or finance lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Capped Call Transactions” means: (A) the capped call confirmations, dated September 9, 2021, between the Company and each of Deutsche Bank AG, Lond Branch, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Credit Suisse Capital LLC, Mizuho Markets Americas LLC, Wells Fargo Bank, National Association, and Bank of Montreal (collectively, the “Capped Call Counterparties”), entered into in connection with the Company’s issuance of $650,000,000 of the Company’s Existing Notes; and (B) the capped call confirmations, dated September 10, 2021, between the Company and each of the Capped Call Counterparties, entered into in connection with the Company’s issuance of $100,000,000 of the Company’s Existing Notes.
“Close of Business” means 5:00 p.m., New York City time.
“Collateral ” means (i) all the “Collateral” (or similar term) as defined in any of the Collateral Documents, (ii) the Material Real Property and (iii) all other property that is subject to any Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to any Collateral Document.
“Collateral Agent” means U.S. Bank Trust Company, National Association in its capacity as collateral agent under the Collateral Documents, together with its successors in such capacity.
“Collateral Documents” means the Security Agreement and all other security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting a lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, supplemented, modified or replaced in accordance with this Indenture and its terms.
“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 5.09.
“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.
“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.
“Consolidated Total Assets” means, at any date, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated EBITDA” means, for any period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP:
a.Consolidated Net Income; plus
b.without duplication and, except with respect to amounts added back pursuant to clauses (viii) or (ix), to the extent deducted in determining Consolidated Net Income for such period, the sum of:
i.Consolidated Interest Expense for such period;
ii.provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, sales value added, property and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations for such period;
iii.all amounts attributable to depreciation and amortization expense (including amortization of capitalized software expenditures and amortization of sales commissions) for such period;
iv.any extraordinary, unusual, or non-recurring expenses, losses or charges for such period provided, however, such amounts added back pursuant to this clause (iv) together with amounts added back pursuant to clauses (viii) and (ix) of this definition shall not, collectively, exceed 10% of Consolidated EBITDA in the aggregate for such period (before giving effect to such addbacks);
v.any other non-cash charges or adjustments, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period (A) the Company may elect not to add back such non-cash charge in the current period and (B) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period;
vi.any fees (other than commitment fees), cash charges and other cash expenses made or incurred in connection with the Note Documents and the transactions contemplated hereunder;
vii.any transaction fees, costs and expenses incurred in connection with Permitted Acquisitions, issuances of equity interests, sale of assets outside the ordinary course of business, Restricted Payments permitted under Section 3.15 and any Indebtedness permitted under Section 3.08, in each case, whether or not consummated; provided that the aggregate amount added back to this clause (vii) for such transactions which are not consummated shall not exceed 10% of Consolidated EBITDA in the aggregate for such period (before giving effect to this addback).

viii.any restructuring and similar cash charges or cash expenses, including severance, relocation costs, start up or initial costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, recruiting costs, transition costs, costs related to curtailments or modifications to pension and post-retirement employee benefit plans; provided, however, such amounts added back pursuant to this clause (viii) together with amounts added back pursuant to clauses (iv) and (ix) of this definition shall not, collectively, exceed 10% of Consolidated EBITDA in the aggregate for such period (before giving effect to such addbacks);
ix.without duplication, the amount of “run rate” cost savings (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such period from such actions), operating expense reductions and cost-related synergies (including any restructuring and integration charges) related to any Permitted Acquisition, any restructuring, or cost saving initiative, in each case, projected by the Company in good faith to be realized as a result of actions that have been taken or are committed to be taken on or prior to the date that is 12 months after the end of the relevant fiscal quarter (which cost savings, operating expense reductions and cost-related synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions and cost-related synergies had been realized on the first day of the fiscal quarter), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating expense reductions and cost-related synergies are reasonably quantifiable and factually supportable and (B)  the aggregate amount added back pursuant to this clause (ix) together with amounts added back pursuant to clauses (iv) and (viii) of this definition shall not, collectively, exceed 10% of Consolidated EBITDA in the aggregate for such period (before giving effect to such addbacks);
x.any non-cash charges, expenses or losses deducted in the calculation of such Consolidated Net Income (or minus non-cash income or gains included in such calculation) including non-cash adjustments resulting from the application of purchase accounting, non-cash expenses arising from grants of stock appreciation rights, stock options or restricted stock, non-cash impairment of goodwill and other long term intangible assets, unrealized non-cash losses (or minus unrealized non-cash gains) under rate contracts, unrealized non-cash losses (or minus unrealized non-cash gains) in such period due solely to fluctuations in currency values;
xi.(A) non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of equity interests, stock appreciation rights, or similar arrangements, or (B) any other costs or expenses incurred or paid by the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or long term incentive plan or agreement or any stock subscription or shareholder agreement; and
xii.to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; plus
c.the amount of any increase in deferred revenue on the balance sheet of the Company from the first day of such period compared to the last day of such period; minus
d.the amount of any decrease in deferred revenue on the balance sheet of the Company from the first day of such period compared to the last day of such period; minus
e.without duplication and to the extent included in Consolidated Net Income, any extraordinary, unusual or nonrecurring gains, and any non-cash gains or adjustments for such period, excluding any such non-cash gain or credit to the extent representing a reversal of an accrual or reserve for a potential cash item in any future period that reduced Consolidated EBITDA in any prior period.
“Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP), calculated for the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall exclude one-time financing fees (including arrangement, amendment and contract fees), debt issuance costs, commissions, and expenses, and in each case, the amortization thereof. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries under Swap Agreements in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) determined for the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Note Document) or requirement of law applicable to such Subsidiary and (d) the cumulative effect of a change in accounting principles during such period to the extent included in net income.
“Context Holders” means Context Partners Master Fund, L.P. and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Context Partners Master Fund, L.P. to which any of the Notes (or beneficial interests therein) are transferred or assigned or which otherwise becomes a beneficial owner of any of the Notes.
“Control Agreement” means a springing account control agreement, in form reasonably acceptable to the Collateral Agent and the Required Holders (it being agreed that any such agreements requiring U.S. Bank Trust Company, National Association, in its individual capacity, to indemnify a depositary institution shall not be reasonably satisfactory to the Collateral Agent).
“Controlled Accounts” has the meaning assigned to such term in Section 3.19.
“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied, subject to Section 5.03(C).
“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.
“Conversion Rate” initially means 349.6503 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.
“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.
“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (A) the Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.
“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion by (B) forty (40).
“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP

Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SKIN <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Deerfield Holders” means Deerfield Partners, L.P. and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Deerfield Partners, L.P. to which any of the Notes (or beneficial interests therein) are transferred or assigned or which otherwise becomes a beneficial owner of any of the Notes.
“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided that if the conditions set forth in Section 5.03(A)(i)(5) are not satisfied, then Cash Settlement.
“Depositary” means The Depository Trust Company or its successor.
“Depositary Participant” means any member of, or participant in, the Depositary.
“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of equity interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that Disposition and Dispose shall not be deemed to include any issuance by the Company of any of its Equity Interests to another Person.
“Disposition Date” means the first date occurring after the Issue Date on which the Deerfield Holders cease to beneficially own at least 25% of the aggregate principal amount of the

Notes then outstanding (without giving effect to any Additional Notes) (as determined by the Company in good faith). Promptly following the date it has actual knowledge thereof, the Company shall notify the Trustee and the Collateral Agent in writing of the occurrence of the Disposition Date, upon which notice the Trustee and the Collateral Agent may conclusively presume that the Disposition Date has occurred.
“Disqualified Equity Interests” means, with respect to any Person, any equity interest in such Person that by its terms (or by the terms of any other equity interest into which it is convertible or exchangeable) or upon the happening of any event or condition (a) matures (excluding maturity as a result of an option redemption by the issuer thereof) or is subject to mandatory redemption or repurchase (other than solely for equity interests that are not Disqualified Equity Interests and cash in lieu of fractional shares) pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date that is ninety-one (91) days following the latest maturity date of the Notes; (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Equity Interest, at the option of the holder thereof; (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for equity interests that are not Disqualified Equity Interests and cash in lieu of fractional shares), in whole or in part, in each case on or before the date that is ninety-one (91) days after the latest maturity date of the Notes; or (d) provides for scheduled payments to be made in cash, provided that if such equity interests are issued pursuant to a plan for the benefit of future, current or former employees, directors or officers of the Company or any Subsidiary or by any such plan to such employees, directors or officers, such equity interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s or officer’s termination, death or disability.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“Earn-outs” means unsecured liabilities of a Person arising under an agreement to make any deferred payment as a part of the purchase price of a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreements” means those certain exchange agreements, dated May 21, 2025, between the Company and those certain investors named therein.
“Excluded Account” has the meaning assigned to such term in the Security Agreement.
“Excluded Asset” shall have the meaning assigned to such term in the Security Agreement.
“Excluded Subsidiary” means any of the following: (a) any Subsidiary that is prohibited by (i) applicable requirements of law or (ii) any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long as such prohibition is not incurred in contemplation of such acquisition or for the purpose of circumventing the guaranty or security requirements hereof), in each case, so long as such contractual obligation prohibits such subsidiary from guaranteeing the obligations hereunder, (b) any Subsidiary which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such governmental consent, approval, license or authorization has been obtained), (c) any Subsidiary for which the provision of a Guarantee would result in a material adverse tax consequence to the Company and its Subsidiaries taken as a whole, as reasonably determined by the Company, (d) [reserved], (e) each Immaterial Subsidiary, (f) (i) any Material Foreign Subsidiary organized under the laws of France or China or (ii) after the Disposition Date, any Material Foreign Subsidiary or any Foreign Subsidiary Holding Company (or, in each case, any direct or indirect Subsidiary thereof) or (g) any bona fide not-for-profit Subsidiaries or captive insurance companies reasonably designated by the Company from time to time; provided that any determination or designation pursuant to clause (c) or (g) shall be evidenced by an Officer’s Certificate to the effect that the requirements of such clause are satisfied with respect thereto; provided further that that the Company, in its sole discretion may cause any Subsidiary that qualifies as an Excluded Subsidiary under clauses (e) or (f) above to become a Guarantor in accordance with the definition thereof and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary”.
“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.
“Existing Indenture” means the that certain Indenture, dated as of September 14, 2021, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), in its capacity as trustee.
“Existing Notes” means the Company’s 1.25% Convertible Senior Notes due 2026 issued pursuant to the Existing Indenture.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means any entity that has no material assets other than debt or equity of Foreign Subsidiaries.

“Freely Tradable” means, with respect to any security of the Company, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).
“Fundamental Change” means any of the following events:
(A)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock;
(B)the consummation of (i) any sale, lease, license or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries that is a Guarantor; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(D)the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).
“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.
“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.
“Guarantee” means the guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 11.
“Guarantor” means collectively, each Subsidiary that is not an Excluded Subsidiary that executes this Indenture as a Guarantor on the Issue Date and each other Subsidiary that is not an Excluded Subsidiary that incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the terms of this Indenture, such Subsidiary automatically ceases to be a Guarantor.
“Holder” means a person in whose name a Note is registered on the Registrar’s books.
“Hostile Acquisition” means (a) the acquisition of the equity interests of a Person through a tender offer or similar solicitation of the owners of such equity interests which has not been approved (prior to such acquisition) by the Board of Directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Immaterial Subsidiary” means any Subsidiary of the Company that is not a Material Subsidiary.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) [reserved], (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business, and excluding earn-outs which are separately addressed in clause (k) below), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations under any earn-out that has been actually achieved and is due and owing (including Earn-outs) solely to the extent required to be reflected as a liability on the consolidated balance sheet of such Person and its subsidiaries in accordance with GAAP, (l) any other Off-Balance Sheet Liability, (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements determined by reference to the swap termination value thereof and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction and (n) obligations in respect of Disqualified Equity Interests. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary set forth herein, in no event shall the following constitute Indebtedness: (i) accruals that are not overdue by more than sixty (60) days for (A) payroll, (B) other non-interest bearing liabilities not constituting debt for borrowed money, accrued in the ordinary course of business and (C) customary revenue and sales based royalties in connection with the sale of any product, accrued in the ordinary course of business (and in any event excluding any upfront, milestone or similar payment), (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (iii) trade accounts payable which are not more than 60 days past due or being contested in good faith, deferred revenues, liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing arrangements and accruals for payroll and other operating expenses accrued in the ordinary course of business), in each case incurred in the ordinary course of business, (iv) operating leases pursuant to GAAP in effect as of the Issue Date, (v) customary obligations under employment agreements and deferred compensation and (vi) prepaid or deferred revenue and deferred tax liabilities.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Intellectual Property” has the meaning specified in the Security Agreement.
“Interest Payment Date” means, with respect to a Note, each May 15 and November 15 of each year, commencing on November 15, 2025 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.
“Investment” means, as to any Person,
a.the purchase or other acquisition by such Person (including by merger or otherwise) of equity interests or debt or other securities (including any option or warrant) of another Person;
b.a loan, advance or capital contribution by such Person to, Guarantee or assumption of Indebtedness by such Person of, or purchase or other acquisition by such Person of any other debt or any equity participation or equity interest in, another Person, including any partnership or joint venture interest in such other Person, but excluding any loans and advances made by Note Parties having a term not exceeding 364 days (inclusive of any roll over or extension of terms); or
c.the purchase, in-licensing or other acquisition by such Person (in one transaction or a series of transactions, whether through purchase of assets, in-licensing, merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division or all or substantially all rights to a product or intellectual property constituting a product (including with respect to a particular region or territory) of another Person.
“Issue Date” means May 27, 2025.
“Joint Venture” means any Person in whom the Company or any of the Subsidiaries beneficially owns any equity interest that is not a Subsidiary.
“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Exchange Agreements, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the date such Notes are originally issued; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.
“Liability Management Transaction” shall mean any refinancing, retirement, exchange, extension, amendment, repurchase, replacement, or defeasance of any existing Indebtedness of the Borrower or any Subsidiary (including the Notes) with any other Indebtedness, Capital Stock (or the proceeds of any other Indebtedness, Capital Stock) that is/are contractually, structurally or temporally senior (i.e., having a shorter maturity than the debt being refinanced) (including as to Lien priority with respect to any collateral, or by means of additional collateral or additional guarantors, obligors or other credit support) to any of the Notes (including, for the avoidance of doubt, through any incurrence of Indebtedness or the sale of, Capital Stock by a Person that is not a Note Party, whether or not such Person owns any assets or property).
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.
“Make-Whole Fundamental Change Conversion Period” has the following meaning:
    (A)    in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the seventieth (70th) Trading Day (or, in the case of a Make-Whole Fundamental Change resulting from a transaction or a series of related transactions comprising such Make-Whole Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, the thirty-fifth (35th) Trading Day) after such Make-Whole Fundamental

Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and

    (B)    in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Note Parties, taken as a whole, to perform any of their payment Obligations when due, (c) the Collateral (taken as a whole), or the Collateral Agent’s Liens (on behalf of itself and the other Secured Parties) on such Collateral or the priority of such Liens, or (d) the validity or enforceability of this Indenture or any and all other Note Documents or the rights of or benefits available to the Trustee, the Collateral Agent or the Holders under any of the Note Documents.

“Material Asset” means any property, business or asset in each case that is of material value or that is material to the operation of the business of the Company and its Subsidiaries, taken as a whole. For the avoidance of doubt, Material Asset shall include Material Intellectual Property.
“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, contributed greater than five percent (5%) of Consolidated EBITDA for such period, (ii) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date or (iii) which owns or holds any rights to any Material Assets; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds five percent (5%) of Consolidated EBITDA for any such period or five percent (5%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Required Holders) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Indenture constitute Material Domestic Subsidiaries.
“Material Foreign Subsidiary” means each Foreign Subsidiary, subject to Section 3.36, (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, contributed greater than ten percent (10%) of consolidated net revenue of the Company and its Subsidiaries, calculated for such period or (ii) which owns or holds any title, interests or rights in any Material Assets; provided that, if at any time the aggregate amount of consolidated net revenue attributable to all Foreign Subsidiaries that are not Material Foreign Subsidiaries exceeds twenty percent (20%) of consolidated net revenue of the Company and its Subsidiaries for any such period, the Company (or, in the event the Company has failed to do so within ten (10) Business Days, the Required Holders) shall designate sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Indenture constitute Material Foreign Subsidiaries.
“Material Intellectual Property” means Intellectual Property, whether currently owned by (or purported to be owned by) or subject to an in-license, covenant not to sue or similar right (or purported to be subject to an in-license, covenant not to sue or similar right) for the benefit of the Company or any of its Subsidiaries, or acquired, developed or obtained by or otherwise in-licensed to the Company or any of its Subsidiaries after the Issue Date that is, in each case, material to any current, planned or anticipated business of the Company or any of its Subsidiaries. Material Intellectual Property includes, without limitation, all Intellectual Property that is material to and used in connection with or necessary for HydraFacial LLC’s current and contemplated technology platform. Items of Material Intellectual Property may from time to time no longer be characterized by the Company and its Subsidiaries as Material Intellectual Property if the Company and its Subsidiary reasonably and in good faith believe such items to no longer warrant such characterization and discontinuing such characterization would not reasonably be expected to interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary.

“Material Real Property” means any fee owned real property located in the United States that is owned by the Company or any Guarantor with a fair market value in excess of $10,000,000 (at the Issue Date or, with respect to real property acquired (or owned by a Person that becomes the Company or a Guarantor) after the Issue Date, at the time of acquisition or, in each case, on any subsequent date, in each case, as reasonably estimated by the Company in good faith).
“Material Subsidiary” means each Material Domestic Subsidiary and each Material Foreign Subsidiary.
“Maturity Date” means November 15, 2028.
“Mortgage” mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Material Real Properties, in a reasonable and customary form sufficient to create a security interest in, and a mortgage on, the applicable Material Real Property in favor of the Collateral Agent, for the benefit of the Secured Parties, under the law of the applicable jurisdiction and suitable for recording in such jurisdiction.
“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.
“Note Agent” means any Collateral Agent, Registrar, Paying Agent or Conversion Agent.
“Note Party” means the Company and the Guarantors.
“Note Documents” shall mean this Indenture, the Notes, the Guarantees and the Collateral Documents.
“Note Obligations” shall mean all Obligations of the Company or any of the Guarantors owing to any Secured Party, in each case in respect of the Notes or arising under any Note Document.
“Notes” means the 7.95% Convertible Senior Secured Notes due 2028 (including any Additional Notes) issued by the Company pursuant to this Indenture.
“Obligations” means any principal, interest, premium, penalties, fees, expenses, costs, indemnifications, reimbursements, damages, liabilities and other obligations (monetary or otherwise) under the documentation governing any Indebtedness (including, without limitation, (i) any amounts or other consideration due upon conversion of such Indebtedness and (ii) any interest, costs, fees, expenses, indemnities and other amounts accruing subsequent to the filing of a petition in an insolvency or liquidation proceeding or similar proceeding, whether or not such amounts are an allowed claim under applicable state, federal or foreign law), in each case howsoever created, arising or evidenced, whether direct or indirect (including those acquired by assignment), absolute or contingent, now or hereafter existing, or due or to become due.
“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs on or before the forty-first (41st) Scheduled Trading Day immediately before the Maturity, the forty (40) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling such Note for Redemption pursuant to Section 4.03(F) and before the Business Day immediately prior to the related Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty first (41st) Scheduled Trading Day immediately before such Redemption Date; and (C) otherwise the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person (other than operating leases).
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.
“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 12.03.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee and/or Collateral Agent, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.
“Partnership” means a voluntary, contractual association between two or more parties to carry out business for-profit as co-owners.
“Permitted Acquisition” means any Acquisition by any Note Party in a transaction that satisfies each of the following requirements:
(a)such Acquisition is not a Hostile Acquisition;
(b)the Person, business or product, as applicable, acquired in connection with such Acquisition is engaged, directly or indirectly, in any line of business in which the Company and its Subsidiaries are engaged on the Issue Date and any business operations or activities that are reasonably complementary, ancillary, substantially similar, related, or incidental thereto or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto;
(c)both before and immediately after giving effect (including giving effect on a pro forma basis) to such Acquisition, no Event of Default then exists or would result therefrom;
(d)as soon as available, but not less than thirty (30) days prior to such Acquisition (or such shorter period as agreed by the Required Holders in their sole discretion), the Company has provided the Holders (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Required Holders including pro forma financial statements and statements of cash flow;
(e)[reserved];
(f)if such Acquisition is an acquisition of equity interests, such Acquisition will not result in any violation of Regulation U;
(g)if such Acquisition involves a merger or a consolidation involving any Note Party, such Note Party shall be the surviving entity (provided that any such merger or consolidation involving the Company shall result in the Company as the surviving entity).
(h)no Note Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that would have a Material Adverse Effect;
(i)in connection with an Acquisition of the equity interests of any Person, all Liens (other than Liens permitted by Section 3.09) on any property of such Person shall be terminated, and in connection with an Acquisition of the assets of any Person, all Liens on such assets shall be terminated, in each case, except for Liens permitted by Section 3.09;
(j)any newly acquired or formed Subsidiary of the Company shall become a Note Party and all actions required to be taken with respect to such newly acquired or formed Subsidiary of the Company required under Section 3.22(B) shall have been taken; and
(k)upon the request by the Required Holders, the Company shall have delivered to the Trustee the final executed documentation relating to such Acquisition promptly following the consummation thereof;
provided that the total consideration paid or payable (including all transaction costs, assumed Indebtedness, and the maximum amount of all Earn-Outs (other than royalty payments based solely on a percentage of sales or revenues attributable to the Permitted Acquisitions), but disregarding any working capital adjustments) for all Permitted Acquisitions shall not exceed, on a cumulative basis subsequent to the Issue Date, $30,000,000.

“Permitted Encumbrances” means:
(l)Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or not subject to penalties for nonpayment or are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP;
(m)carriers’, warehousemen’s, landlords’, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP;
(n)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(o)pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;
(p)judgment Liens in respect of judgments that do not constitute an Event of Default;
(q)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;
(r)leases, non-exclusive licenses, subleases or non-exclusive sublicenses granted to third parties, in each case, in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Subsidiary; and
(s)Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a depository bank or financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any Lien secured by Material Intellectual Property.
“Permitted Investments” means:
(t)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;
(u)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(v)investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(w)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(x)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.
“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.
“Qualified Equity Proceeds” means the net cash proceeds of any equity interests (other than Disqualified Equity Interests) issued by the Company to its shareholders.
“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.
    “Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

    “Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Redemption Trigger Date” means the day that is 75 days prior to the Maturity Date.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on May 15, the immediately preceding May 1; and (B) if such Interest Payment Date occurs on November 15, the immediately preceding November 1.
“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.
“Required Holders” means Holders holding more than 50% of the aggregate principal amount of the Notes then outstanding; provided that prior to the Disposition Date, the “Required Holders” must include the Deerfield Holders (it being understood that any request, action or direction by the Deerfield Holders as a Required Holder shall be deemed a certification that the Disposition Date has not occurred). For the avoidance of doubt, the Administrative Determination Holder(s) may act on behalf of the Required Holders in accordance with Article 8.
“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject, and who, in each case has direct responsibility for the administration of this Indenture.
“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.
“Restricted Payment” means, as the case may be, any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such equity interests in the Company or any Subsidiary, and any management, advisory, or similar fee paid to the direct or indirect owners of the Company; provided, that, (a) the payment of compensation in the ordinary course of business to holders of any equity interests who are employees or directors of the Company or any Subsidiary on such date of payment and (b) tax obligations in connection with such payments of compensation shall in no event be deemed to constitute a Restricted Payment; provided, further that any replacement, payment, prepayment, conversion, repurchase, redemption, purchase, extension, renewal, or replacement of any Existing Notes shall in no event be deemed to constitute a Restricted Payment but shall be subject to Section 3.15(B) or Section 3.08(S).
“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 3.13.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or other sanctions authority applicable to the Company or any of its Affiliates.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Documents” means all annual, quarterly and current reports, proxy statements, registration statements, prospectuses and other material schedules, forms, statements and other material documents filed by any Note Party or any of its Subsidiaries with the SEC pursuant to the Securities Act or the Exchange Act (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).
“Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes and any other holder of Note Obligations or Secured Obligations (as defined in the Security Agreement).
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Note or Conversion Share.
“Security Agreement” means that certain Security Agreement, dated as the Issue Date, by and among the Company, the other grantors from time to time party thereto and the Collateral Agent.
“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.
“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).
“Specified Holders” means the BlackRock Holders, Context Holders and Deerfield Holders.
“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is contractually subordinated to payment of the Note Obligations on terms satisfactory to the Collateral Agent (acting as directed by the Required Holders).
“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of a Person shall be a Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreement have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreement.
“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(A)such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(B)such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(C)such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.
The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 1.02.Other Definitions.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Beneficial Ownership Cap”	5.10(A)
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.09(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Paying Agent”	2.06(A)
“Physical Settlement”	5.03(A)
“Redemption Notice”	4.03(F)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Specified Courts”	12.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Entity”	6.01(A)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)

Section 1.03.Interpretation.
The division of this Indenture and the other Note Documents into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Indenture or any of its provisions. The words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Indenture (or other applicable Note Document). The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The term “documents” and “agreements” include any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The use in any of the Note Documents of the word “include” or “including” shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. References to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Indenture (or other applicable Note Document). Unless specifically stated otherwise, any reference to any of the Note Documents means such document as the same shall be amended, restated, supplemented or otherwise modified and from time to time in effect in accordance with the terms hereof or thereof, as applicable. The references to “assets” and “properties” in the Note Documents are meant to be mean the same and are used throughout the Note Documents interchangeably, and such words shall be deemed to refer to any and all tangible and intangible assets and properties, including cash, securities, Stock, accounts and contract rights. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The payment, prepayment, redemption or repayment of any principal, interest, charges, fees, amounts and/or other Obligations under this Indenture or the other Note Documents (including any Make Whole Amount and Cash Settlement Amount (including any Cash Settlement Amount within the meaning of the Warrants)) shall be made in cash in Dollars unless expressly stated otherwise herein or therein. Any reference to “payment in full,” “payment in full in cash,” “paid in full,” “paid in full in cash,” “repaid in full,” “repaid in full in cash,” “prepaid in full,” “prepaid in full in cash,” “redeemed in full,” “redeemed in full in cash” or any other term or word of similar effect used in this Indenture or any other Note Document with respect to the Notes or the Obligations shall mean all Obligations, but excluding contingent claims for indemnification to the extent no claim giving rise thereto has been asserted, have been repaid in full in cash or by conversion into shares of Common Stock in accordance with the terms of this Indenture and have been fully performed; provided that reference otherwise to “payment,” “paid,” “repaid,” “prepaid,” “redeem,” “purchase,” “defease,” “prepayment” or “redemption” or any term or word of similar effect used in this Indenture or any other Note Document with respect to the Notes or the Obligations shall mean in cash and not by conversion into shares of Common Stock. The phrase “ordinary course of business” means, with respect to any action of the Company, an action that is the type that would be taken in the ordinary course of business of the Company and its Subsidiaries or a Person engaged in a business that is substantially similar in industry, size and scope as engaged in by the Company and its Subsidiaries. The phrase “consistent with past practice” shall mean an action of the Company that is taken by the Company or any of its Subsidiaries (or an officer, director or employee of such Person) that is not inconsistent with the manner in which the business of the Company or any of its Subsidiaries has previously been operated, including, in connection with events that are unusual or infrequent in nature, in each case, as determined by the Company reasonably and in good faith.
Section 1.04.Accounting Terms and Principles; Basket Compliance.
All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. The Company may rely on more than one basket or exception hereunder at the time of any proposed transaction to the extent applicable.
Section 1.05.Uniform Commercial Code.
As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Commodity Account,” “Deposit Account,” and “Securities Account.”
2.

THE NOTES
Section 1.01.Form, Dating and Denominations.
The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.
Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.
The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.
Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.
The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Guarantors, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.
Section 1.02.Execution, Authentication and Delivery.
(A)Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.
(B)Authentication by the Trustee and Delivery.
(i)No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
(ii)The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.
(iii)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.
Section 1.03.Initial Notes and Additional Notes.
(A)Initial Notes. On the Issue Date, there will be originally issued two hundred fifty million dollars ($250,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”
(B)Additional Notes. Without the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02 and Section 3.08), originally issue additional Notes in an aggregate principal amount not to exceed fifty million dollars ($50,000,000) with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with other Notes issued under this Indenture for purposes of federal income tax or federal securities laws or, if applicable, the Depositary Procedures, then such additional or resold Notes will be identified by a separate CUSIP number or by no CUSIP number. For the avoidance of doubt, no Additional Notes may be issued except pursuant to Section 3.08(R).
Section 1.04.Method of Payment.
(A)Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.
(B)Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date or repurchase on a Fundamental

Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.
Section 1.05.Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.
(A)Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 7.95% (the “Stated Interest”), plus any Additional Interest that may accrue pursuant to Section 3.04, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B)Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.
(C)Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
Section 1.06.Registrar, Paying Agent and Conversion Agent.
(A)Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.
(B)Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.
(D)Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.
Section 1.07.Paying Agent and Conversion Agent to Hold Property in Trust.
The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or

Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.
Section 1.08.Holder Lists.
If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.
Section 1.09.Legends.
(A)Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).
(B)Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.
(C)Restricted Note Legend. Subject to the other provisions of this Indenture,
(i)each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and
(ii)if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.12, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(D)Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(E)Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.

(F)Restricted Stock Legend.
(i)Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.
(ii)Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.
Section 1.10.Transfers and Exchanges; Certain Transfer Restrictions.
(A)Provisions Applicable to All Transfers and Exchanges.
(i)Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.
(iii)No Services Charge; Transfer Taxes. The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.16 or 8.05 not involving any transfer.
(iv)Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.
(vi)Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(viii)Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.
(B)Transfers and Exchanges of Global Notes.
(i)Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:
(1)(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;
(2)an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or
(3)the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.
(ii)Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):
(1)the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.14);
(2)if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and
(4)if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.
(iii)Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.
(C)Transfers and Exchanges of Physical Notes.
(i)Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:
(1)surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and
(2)deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).
(ii)Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)such old Physical Note will be promptly cancelled pursuant to Section 2.14;
(2)if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)in the case of a transfer:
(a)to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and
(b)to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and
(4)in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.
(D)Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:
(i)cause such Note to be identified by an “unrestricted” CUSIP number;
(ii)remove such Restricted Note Legend; or
(iii)register the transfer of such Note to the name of another Person, then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that, without limiting Section 2.10(E), no such certificates, documentation or evidence (other than, in the case of the following clause (w), a written request in the form contemplated by Section 2.10(E)) need be so delivered (w) on or and after the date that is six (6) months after the Last Original Issue Date of such Note if the requirements of Rule 144(c) and (i) are then satisfied with respect to the Company; (x) in connection with any transfer of a beneficial interest in a Global Note pursuant to Rule 144A; (y) in connection with any transfer of such Note to the Company or one of its Subsidiaries; or (z) in connection with any transfer of such Note pursuant to an effective registration statement under the Securities Act.
(E)Certain De-Legending Procedures. If a Holder of any Note or share of Common Stock issued upon conversion of any Note, or an owner of a beneficial interest in any Global Note, or in a global certificate representing any share of Common Stock issued upon conversion of any Note, transfers such Note or share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company),to reissue such Note or share without a Restricted Note Legend or Restricted Stock Legend, as applicable, then the Company will cause the same to occur (and, if applicable, cause such Note or share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Trading Days of such request.
(F)Transfers of Notes Subject to Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion.
Section 1.11.Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(A)Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17.
(B)Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(i)Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.
(ii)Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.14).
Section 1.12.Replacement Notes.
If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.
Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.
Section 1.13.Registered Holders; Certain Rights with Respect to Global Notes.
Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.
Section 1.14.Cancellation.
The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.
Section 1.15.Notes Held by the Company or its Affiliates.
Without limiting the generality of Section 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 1.16.Temporary Notes.
Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 1.17.Outstanding Notes.
(A)Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.17.
(B)Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, the Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.
(D)Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.
(E)Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.
Section 1.18.Repurchases by the Company.
Without limiting the generality of Section 2.14, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders, in each case in compliance with the applicable provisions in Article 3.
Section 1.19.CUSIP and ISIN Numbers.
The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.
3.

COVENANTS
Section 1.01.Payment on Notes.
(A)Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.
(B)Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date

or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 1.02.Exchange Act Reports and Financial Statements.
(A)Generally. The Company will send to the Trustee copies of all reports that the Company is required to file or furnish with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files or furnishes with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. The Company shall comply in all respects with the filing requirements under Section 13 or 15(d) of the Exchange Act, as applicable.
(B)Unless previously filed or furnished with the SEC through the EDGAR system (or any successor thereto), if the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding, then the Company shall:
(C)(i) within one hundred twenty (120) days after the end of each fiscal year of the Company, deliver to the Trustee its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(D)(ii) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, deliver to the Trustee its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;
(E)All financial statements included in any SEC Documents or delivered pursuant to clause (B) shall fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods presented and shall have been prepared in accordance with GAAP, consistently applied (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that are not material individually or in the aggregate and lack of footnote disclosures). Any audit or report of the Company’s independent certified public accountants on any financial statements included in any such SEC Document or delivered pursuant to clause (B)

shall contain an unqualified opinion (subject to the exception set forth in the parenthetical at the end of the immediately following sentence) stating that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of the dates thereof and for the periods presented and have been prepared in conformity with GAAP applied on a basis materially consistent with prior years. Any financial statements or notes thereto included in any such SEC Document or delivered pursuant to clause (B) shall not include any qualification, explanatory paragraph, emphasis of matter or other statement expressing substantial doubt as to going concern status (other than a “going concern” or like qualification or exception resulting solely from an upcoming maturity date of any Indebtedness).
(F)Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) or the delivery of other documents or notices to the Trustee under this Indenture will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.
Section 1.03.Rule 144A Information.
If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.
Section 1.04.Additional Interest.
(A)Accrual of Additional Interest. If, on any day occurring on or after the date that is six (6) months after the Last Original Issue Date of any Note,
(i)the Company has not satisfied the reporting conditions (including, for the avoidance of doubt, the requirement for current Form 10 information) set forth in Rule 144(c) and (i)(2) under the Securities Act; or
(ii)such Note is not otherwise Freely Tradable,
then Additional Interest will accrue on such Note for such day.
(B)Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof. For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note.
(C)Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s

Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.
(D)Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.
Section 1.05.Compliance and Default Certificates.
(A)Annual Compliance Certificate. Within one hundred twenty (120) days after December 31, 2025 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).
(B)Default Certificate. If a Default or Event of Default occurs, then the Company will, within five (5) Business Days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.
Section 1.06.Stay, Extension and Usury Laws.
To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 1.07.Acquisition of Notes by the Company and its Affiliates.
Without limiting the generality of Section 2.17, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.15) until such time as such Notes are delivered to the Trustee for cancellation. The Company will use commercially reasonable efforts to prevent any of its controlled Affiliates from acquiring any Note (or any beneficial interest therein).
Section 1.08.Indebtedness.
No Note Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness on or after the Issue Date, except:
(A)the Note Obligations;
(B)Indebtedness existing on the date hereof and set forth in Schedule 3.08(B);

(C)Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Note Party to the Company or any other Note Party shall be subject to Section 3.11(D) or Section 3.11(P) and (ii) Indebtedness of any Note Party to any Subsidiary that is not a Note Party shall be subordinated to the Note Obligations pursuant to a subordination agreement on terms substantially in the form attached hereto as Exhibit D;
(D)Guarantees by the Company of Indebtedness of any Subsidiary to a bona fide third party and by any Subsidiary of Indebtedness of the Company or any other Subsidiary to a bona fide third party (including, without limitation, constituting customary indemnification, purchase price adjustments or other similar reimbursement obligations incurred under customary agreements in the ordinary course of business, or Dispositions or investments otherwise permitted under this Indenture), provided that (i) the Indebtedness so Guaranteed is otherwise permitted by this Section 3.08, (ii) Guarantees by the Company or any other Note Party of Indebtedness of any Subsidiary that is not a Note Party shall be subject to Section 3.11(E) and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Note Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Note Obligations;
(E)Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (F) below; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (E), together with any Refinance Indebtedness (as defined below) in respect thereof permitted by clause (F) below, shall not exceed the greater of (i) $15,000,000 and (ii) 15% of Consolidated EBITDA in the aggregate at any time outstanding;
(F)Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (B), (E) and (M) hereof (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) the principal amount or accreted value, if applicable, of such Refinance Indebtedness does not increase the principal amount or accreted value, if applicable, of the Original Indebtedness and, in the case of Indebtedness described in clause (E) hereof, the aggregate principal amount of Indebtedness permitted by this clause (F), together with any Indebtedness permitted by clause (E), shall not exceed the greater of (i) $15,000,000 and (ii) 15% of Consolidated EBITDA in the aggregate at any time outstanding, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Note Party or any Subsidiary, (iii) no Note Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness other than fees and interest are not less favorable to the obligor thereunder than the original terms of such Original Indebtedness, and (vi) if such Original Indebtedness was subordinated in right of payment to the Obligations or any of the other Note Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Trustee, the Collateral Agent and the Holders as those that were applicable to such Original Indebtedness;
(G)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(H)Indebtedness of any Note Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(I)Indebtedness arising from the endorsement of instruments or other payment items for deposit in the ordinary course of business;
(J)to the extent constituting Indebtedness, judgments not constituting an Event of Default;
(K)Indebtedness related to Swap Agreements permitted by Section 3.14;
(L)(i) Indebtedness in the form of Earn-outs or other contingent payment obligations due and payable in connection with any Permitted Acquisition or other Investment permitted hereunder and (ii) Subordinated Indebtedness, including seller notes entered into in connection with Permitted Acquisitions, in an aggregate principal amount for all such Indebtedness under this clause (l) not to exceed the greater of (i) $10,000,000 and (ii) 10% of Consolidated EBITDA in the aggregate at any time outstanding;
(M)Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (M), together with any Refinance Indebtedness in respect thereof permitted by clause (F) above, shall not exceed $6,000,000 in the aggregate at any time outstanding;
(N)other unsecured Indebtedness of any Note Party or wholly-owned Subsidiary of any Note Party in an aggregate principal amount not exceeding $15,000,000 in the aggregate at any time outstanding; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Note Parties permitted by this clause (N) shall not exceed $3,500,000 in the aggregate at any time outstanding and shall not be Indebtedness for borrowed money;
(O)Indebtedness in connection with the deemed financing of insurance premiums arising as a result of the payment of such premiums in installments in the ordinary course of business (expressly excluding third party financing); provided that the aggregate principal amount of Indebtedness permitted by this clause (O) shall not exceed $6,000,000 in the aggregate at any time outstanding;
(P)unsecured Indebtedness of the Company that is evidenced by promissory notes issued by the Company to current or former directors, consultants, managers, officers and employees (or their spouses or estates) of the Company and its Subsidiaries in connection with repurchases or redemptions of the equity interests of the Company issued to such director, consultant, manager, officer or employee so long as (i) such Indebtedness is not guaranteed by the Company or any Subsidiary of the Company, (ii) such Indebtedness does not have any maturity, amortization, interest payments, redemption, sinking fund or other similar payment prior to the Maturity Date then in effect, (iv) such Indebtedness does not have any covenants or defaults (other than a bankruptcy of the Company, change of control and non-payment of such Indebtedness but otherwise subject to the subordination provisions thereof), (v) such Indebtedness is subordinated to the Note Obligations as to right and time of payment and as to other rights and remedies thereunder on terms and conditions reasonably satisfactory to the

Collateral Agent, and (vi) the aggregate principal amount of all such Indebtedness outstanding under this clause (P) does not exceed $7,500,000 in the aggregate at any time outstanding;
(Q)to the extent constituting Indebtedness, working capital and similar deferred purchase price adjustments entered into in connection with any Permitted Acquisition or other similar Investments permitted hereunder (but for the avoidance of doubt, not Earn-outs, milestone payments or similar payments, or other contingent payment obligations due and payable in connection with any Permitted Acquisition);
(R)to the extent constituting Indebtedness, repurchase obligations in connection with customary customer financing arrangements that the Company or its Subsidiaries enter into in the ordinary course of business consistent with past practice as of the Issue Date; and
(S)Indebtedness in connection with any Additional Notes issued pursuant to Section 2.03; provided that (i) such Additional Notes are issued in exchange for the Existing Notes, (ii) the exchange price is no greater than 85% of par value and (iii) the aggregate principal amount of all such Additional Notes does not exceed fifty million dollars ($50,000,000).
Section 1.09.Liens
No Note Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or after the Issue Date, except:
(A)Liens created pursuant to any Note Document;
(B)Permitted Encumbrances;
(C)any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof, as set forth in Schedule 3.09(C); provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);
(D)Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 3.08(E), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such Liens shall not be on any Intellectual Property and (v) such Liens shall not apply to any other property or assets of the Company or any Subsidiary;
(E)any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof);
(F)Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(G)[reserved];
(H)Liens granted by a Subsidiary that is not a Note Party in favor of the Company or a Guarantor in respect of Indebtedness owed by such Subsidiary to a Note Party;
(I)Liens arising from precautionary uniform commercial code financing statements filed under any operating lease permitted by this Indenture;
(J)Liens on unearned insurance premiums and proceeds thereof to secure premiums payable under insurance policies described in Section 3.08(o);
(K)Liens arising solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Company or any of its Subsidiaries in connection with any bona fide letters of intent or purchase agreements with respect to Investments permitted under Section 3.11; and
(L)other Liens on assets securing Indebtedness (other than any Indebtedness for borrowed money) or other obligations outstanding at any time in an aggregate amount not to exceed $7,500,000;
(M)Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(N)security deposits paid to landlords in the ordinary course of business securing leases and subleases permitted hereunder;
(O)[reserved];
(P)[reserved];
(Q)Liens securing Indebtedness incurred in connection with Swap Agreements permitted by Section 3.08(k);
(R)bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business and contractual rights of set-off relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft of similar obligations incurred in the ordinary course of business; and
(S)with respect to any real property, (i) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (ii) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to applicable law; and (iii) rights of expropriation, access or user or any similar right conferred or reserved by or in any applicable, which, in the aggregate for clauses (i), (ii) and (iii) above, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.
Section 1.10.[Reserved].
Section 1.11.Investments.
No Note Party will, nor will it permit any Subsidiary to, make or permit to exist any Investment on or after the Issue Date, except:
(A)Permitted Investments;
(B)investments in existence on the date hereof and described in Schedule 3.11(B);
(C)equity investments (including capital contributions) made by the Company and the Subsidiaries in equity interests in their respective Subsidiaries, provided that (i) any such equity interests held by a Note Party shall be pledged pursuant to the Security Agreement to the extent required thereunder, (ii) any such equity investments in a Subsidiary that is not a Note Party shall be made in cash only, unless they are made in connection with the forgiveness of any intercompany balances in the process of winding down a Foreign Subsidiary in connection with transitioning from a direct sales model to a distributor model in a manner substantially consistent with the type of distributor model publicly disclosed by the Company prior to the Issue Date, (iii) no Subsidiary that is not a Note Party may hold any equity interests in a Note Party, and (iv) the aggregate outstanding amount of investments by the Note Parties in Subsidiaries that are not Note Parties pursuant to this Section 3.11(C) (together with outstanding intercompany loans permitted under clause (ii) of the proviso to Section 3.11(D), principal amount of Indebtedness subject to Guarantees permitted under the proviso to Section 3.11(E), Investments permitted under Section 3.11(P), Restricted Payments permitted under Section 3.15(A)(vi) and payments of Indebtedness permitted under Section 3.15(B)(vii)) shall not exceed $10,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(D)loans, extensions of credit or advances made by any Note Party to any Subsidiary and made by any Subsidiary to a Note Party or any other Subsidiary, provided that (i) any such loans and advances made by a Note Party shall be pledged pursuant to the Security Agreement and evidenced by a promissory note to the extent required by the Security Agreement and (ii) the outstanding amount of such loans and advances made by the Note Parties to Subsidiaries that are not Note Parties pursuant to this Section 3.11(D) (together with outstanding investments permitted under clause (ii) of the proviso to Section 3.11(C), outstanding principal amount of Indebtedness subject to Guarantees permitted under the proviso to Section 3.11(E), Investments permitted under Section 3.11(P), Restricted Payments permitted under Section 3.15(A)(vi) and payments of Indebtedness permitted under Section 3.15(B)(vii)) shall not exceed $10,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(E)Guarantees constituting Indebtedness permitted by Section 3.08, provided that the aggregate outstanding principal amount of Indebtedness of Subsidiaries that are not Note Parties that is Guaranteed by any Note Party pursuant to this Section 3.11(E) (together with outstanding investments permitted under clause (ii) of the proviso to Section 3.11(C), outstanding intercompany loans permitted under clause (ii) of the proviso to Section 3.11(D), Investments permitted under Section 3.11(P), Restricted Payments permitted under Section 3.15(A)(vi) and payments of Indebtedness permitted under Section 3.15(B)(vii)) shall not exceed $10,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs);
(F)loans or advances made by a Note Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,500,000 in the aggregate at any one time outstanding;
(G)notes payable, or stock or other securities issued by any Person obligated on an account to a Note Party pursuant to negotiated agreements with respect to settlement of such Person’s accounts in the ordinary course of business, consistent with past practices;
(H)investments in the form of Swap Agreements permitted by Section 3.14;
(I)investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any Subsidiary (including in connection with a Permitted Acquisition), so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(J)investments received in connection with the Disposition of assets permitted by Section 3.12;
(K)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(L)so long as no Event of Default has occurred and is continuing or would result therefrom, the amount of Qualified Equity Proceeds received by the Company substantially contemporaneously with the making of such investment (and in any event excluding any Qualified Equity Proceeds received prior to the making of such investment);
(M)endorsements for collection or deposit in the ordinary course of business;
(N)Permitted Acquisitions;
(O)investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 3.12;
(P)to the extent constituting Investments, (i) intercompany payables arising from sales of inventory by the Company or its Subsidiaries in the ordinary course of business consistent with past practice as of the Issue Date, (ii) repurchase obligations in connection with customary customer financing arrangements that the Company or its Subsidiaries enter into in the ordinary course of business consistent with past practice, in each case, as of the Issue Date, (iii) intercompany advances between and among the Company and its Subsidiaries relating to their payroll, professional employer organization processes, tax and accounting operations, or general administrative costs and expenses, in each case, in the ordinary course of business and consistent with past practice; provided that the aggregate Investments made by a Note Party in a Subsidiary that is not a Note Party pursuant to this sub-clause (iii) shall not exceed $10,000,000 in the aggregate at any time outstanding; provided, further, that all intercompany payables owing to any Note Party pursuant to this clause (P) shall be evidenced by an intercompany note and pledged pursuant to the Security Agreement;
(Q)other investments (other than Acquisitions) in addition to those otherwise permitted by this Section in an amount not to exceed (together with outstanding investments permitted under clause (ii) of the proviso to Section 3.11(C), outstanding intercompany loans permitted under clause (ii) of the proviso to Section 3.11(D), outstanding principal amount of Indebtedness subject to Guarantees permitted under the proviso to Section 3.11(E), Restricted Payments permitted under Section 3.15(A)(vi) and payments of Indebtedness permitted under Section 3.15(B)(vii)) $10,000,000 in the aggregate at any time outstanding;
(R)other investments that are comprised of (i) (a) intercompany balances arising from transfer pricing arrangements prepared by KPMG or another nationally recognized accounting firm, between the Company and its Subsidiaries, in the ordinary course of business, consistent with past practice as of the Issue Date and in accordance with applicable law, including with the legal requirements of the various tax laws of the jurisdictions in which such Persons operate and the non-cash settlement of such balances through the netting of intercompany receivables and payables for Foreign Subsidiaries, other than Hydrafacial Trading (Shanghai) Co., Ltd. in China (“HF China”), and (b) before September 30, 2025, an amount not to exceed $25,000,000 in the aggregate for intercompany balances arising from transfer pricing arrangements prepared by KPMG or another nationally recognized accounting firm, from the Company to HF China, in accordance with applicable law, including with the legal requirements of the various tax laws of the jurisdictions in which such Persons operate and the cash settlements for such balances; provided that, HF China shall return to the Company a portion of such balances such that on or prior to September 30, 2025, the amount of such investment by the Company in HF China, after funds are returned to the Company, shall not exceed $5,000,000 in the aggregate; provided further, that after September 30, 2025, the aggregate amount of investments pursuant to this clause 3.11(R)(i)(b) shall not exceed $5,000,000 at any time, or (ii) accounts receivable arising and trade credit granted to bona fide customers in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices as of the Issue Date of the Company and its Subsidiaries;
(S)to the extent constituting Investments, investments for the purchase of tangible goods pursuant to bona fide distributor agreements; and
(T)to the extent constituting Investments, customary revenue and sales based royalties in connection with the sale of any product, made in the ordinary course of business.
In determining the amount of investments outstanding at any time, investments shall always be taken at the original amount invested, without adjustment for subsequent increases or decreases in the value of such Investment.

Section 1.12.Asset Sales.
No Note Party will, nor will it permit any Subsidiary to, Dispose of any asset or suffer to exist such Disposition, including any equity interest in another entity owned by it, nor will the Company permit any Subsidiary to issue any additional equity interest in such Subsidiary or suffer to exist such issuance (other than to the Company or another Subsidiary in compliance with Section 3.11) on or after the Issue Date, except:
(A)Dispositions of (i) inventory in the ordinary course of business, and (ii) used, obsolete, worn out or surplus equipment in the ordinary course of business;
(B)[reserved];

(C)Dispositions of accounts (excluding Dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof;
(D)Investments permitted by Section 3.11 and Restricted Payments permitted by Section 3.15;
(E)Dispositions (other than of Material Intellectual Property) by any Foreign Subsidiary in connection with the process of winding down a Foreign Subsidiary in connection with transitioning such Foreign Subsidiary from a direct sales model to a distributor model in a manner substantially consistent with the type of distributor model publicly disclosed by the Company prior to the Issue Date;
(F)Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset (other than Intellectual Property) of the Company or any Subsidiary;
(G)other Dispositions of assets (other than Intellectual Property and equity interests in a Subsidiary unless all equity interests in such Subsidiary are sold) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets Disposed of in reliance upon this paragraph (G) shall not exceed $6,000,000 during any fiscal year of the Company; provided, further, that any Dispositions permitted under this clause (G) shall be made for fair market value and for at least 75% cash consideration;
(H)the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of any non-Material Intellectual Property, so long as such abandonment, cancellation, non-renewal, or discontinuance, individually or in the aggregate, is undertaken reasonably and in good faith by the Company or a Subsidiary and would not reasonably be expected to interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary;
(I)subject to Section 3.20, non-exclusive licenses of Intellectual Property granted in the ordinary course of business and that do not interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary;
(J)transfers of assets (i) by the Company or any Guarantor to any Guarantor or to the Company, (ii) by any Subsidiary that is not a Guarantor to the Company or another Subsidiary that is not a Guarantor, and (iii) by the Company or any Guarantor to any Subsidiary that is not a Note Party for bona fide business purposes so long as (x) the value of such assets does not exceed $6,000,000 in the aggregate in any fiscal year and (y) such assets shall be cash or Permitted Investments only;
(K)the termination or unwinding of any Swap Agreement permitted hereunder in accordance with its terms;
(L)the use of cash or Permitted Investments of the Company and its Subsidiaries in a manner not otherwise prohibited by this Indenture; and
(M)Dispositions (other than with respect to Intellectual Property); provided that:
(i)at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition;

(ii)the Company or any of the Subsidiaries shall receive not less than 75.00% of such consideration in the form of cash or Permitted Investments; provided however, that for the purposes of this clause (ii) each of the following shall be deemed to be cash;
(1)any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Subsidiaries shall have been validly released by all applicable creditors in writing;
(2)any securities received by such Company or Subsidiary from such transferee that are converted by such Company or Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty days following the closing of the applicable Disposition; and
(iii)such Disposition shall be for no less than the fair market value of such property at the time of such Disposition, as determined by the Company or such Subsidiary in good faith.
Section 1.13.Sale and Leaseback Transactions.
No Note Party will, nor will it permit any Subsidiary to, enter into or suffer to exist any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”) on or after the Issue Date.
Section 1.14.Swap Agreements.
No Note Party will, nor will it permit any Subsidiary to, enter into or suffer to exist any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of equity interests of the Company or any Subsidiary), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary and (c) the Capped Call Transactions.
Section 1.15.Restricted Payments; Certain Payments of Indebtedness.
(A)The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur or suffer to exist any obligation (contingent or otherwise) to do so on or after the Issue Date, except:
(i)the Company may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock (other than Disqualified Equity Interests), payable solely in additional shares of such preferred stock (other than Disqualified Equity Interests) or in shares of its common stock and may issue any option, warrant or other right to acquire any such common stock;

(ii)Subsidiaries may declare and pay dividends in cash ratably with respect to their equity interests and the Subsidiaries may make distributions or payments in cash to the Company or other Subsidiaries of the Company;
(iii)repurchases of equity interests (other than Disqualified Equity Interest) deemed to occur upon the exercise of stock options or warrants if such repurchased equity interests represents a portion of the exercise price of such options or warrants pursuant to a “cashless exercise” or similar feature;
(iv)the Company or any Subsidiary may receive or accept the return to the Company or any Subsidiary of Stock of the Company constituting a portion of the purchase price consideration in settlement of indemnification claims in connection with a Permitted Acquisition;
(v)the Company may make Restricted Payments in cash, not exceeding the greater of (i) $5,000,000 and (ii) 5% of Consolidated EBITDA in the aggregate during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries;
(vi)the Company may make Restricted Payments in cash, not exceeding (together with outstanding investments permitted under clause (ii) of the proviso to Section 3.11(C), outstanding intercompany loans permitted under clause (ii) of the proviso to Section 3.11(D), outstanding principal amount of Indebtedness subject to Guarantees permitted under the proviso to Section 3.11(E), Investments permitted under Section 3.11(P) and payments of Indebtedness permitted under Section 3.15(B)(vii)) $10,000,000 in the aggregate at any time outstanding after the Issue Date;
(vii)[reserved]; and
(viii)the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend, split or reverse split of, or upon exercise or conversion of warrants, options or other securities exercisable or convertible into, Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this Section 3.15.
(B)No Note Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness for borrowed money (other than Indebtedness incurred pursuant to Section 3.08(C), Section 3.08(E), Section 3.08(K) or Section 3.08(L)), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness for borrowed money, except:
(i)payment of Indebtedness created under the Note Documents;
(ii)payment of Indebtedness created under the Existing Indenture and Existing Notes (for the avoidance of doubt, subject to the limitations set forth in clause (iii) of the final paragraph of this Section 3.15);
(iii)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 3.08, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iv)refinancings of Indebtedness to the extent permitted by Section 3.08(F);
(v)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 3.12;
(vi)other than with respect to Subordinated Indebtedness, and so long as no Event of Default has occurred and is continuing or would result therefrom, payments made with Qualified Equity Proceeds received by Company substantially contemporaneously with the making of such payment; and
(vii)the Company may make payments or other distributions (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payments or other distributions (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness; provided, that: (x) no Event of Default exists or would result therefrom, and (y) the aggregate amount of such payments or other distributions shall not exceed (together with outstanding investments permitted under clause (ii) of the proviso to Section 3.11(C), outstanding intercompany loans permitted under clause (ii) of the proviso to Section 3.11(D), outstanding principal amount of Indebtedness subject to Guarantees permitted under the proviso to Section 3.11(E), Investments permitted under Section 3.11(P) and Restricted Payments permitted under Section 3.15(A)(vi)) $10,000,000 in the aggregate.
Notwithstanding the foregoing, in no event shall the Company or any Subsidiary (i) make any payment in respect of Subordinated Indebtedness in violation of the subordination terms thereof, (ii) make any Restricted Payments to a Subsidiary that is not a Note Party in the form of any non-cash assets; provided that this clause (ii) shall not apply to Restricted Payments made by any Subsidiary that is not a Note Party to another Subsidiary that is not a Note Party, or (iii) make any prepayment, redemption, defeasance, purchase, repurchase, discharge or other acquisition or retirement in cash of any outstanding Existing Notes other than any such prepayment, redemption, defeasance, purchase, repurchase, discharge or other acquisition or retirement in cash (A) prior to September 1, 2026 at a price no greater than 95% or (B) on or after September 1, 2026; provided that in each case of (A) and (B) both immediately before and immediately after giving effect to such prepayment, redemption, defeasance, purchase, repurchase, discharge or other acquisition or retirement, no Event of Default then exists or would result therefrom.
Section 1.16.Transactions with Affiliates

No Note Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in or suffer to exist any other transactions with, any of its Affiliates on or after the Issue Date, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Note Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Note Parties only, (c) any investment permitted by Sections 3.11(b), 3.11(c), 3.11(d), 3.11(e), 3.11(i), 3.11(p), 3.11(q) or 3.11(r) or Dispositions permitted by Sections 3.12(e), 3.12(j), 3.12(l) and 3.12(m), (d) (i) any Indebtedness permitted under Sections 3.08(c), 3.08(d), 3.08(g), 3.08(m) and 3.08(p) and (ii) any Liens permitted under Sections 3.09(e) and 3.09(h), (e) any Restricted Payment permitted by Section 3.15, (f) loans or advances to employees permitted under Section 3.11(f), (g) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or its Subsidiaries in the ordinary course of business, (h) [Reserved], and (i) any issuances of securities or other payments, awards or grants in cash, securities or otherwise, in each case of the Company, pursuant to, or the funding of, customary employment agreements, stock options and stock ownership plans or similar arrangements approved by the Company’s Board of Directors.
Section 1.17.Restrictive Agreements.
No Note Party will, nor will it permit any Subsidiary to, directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Note Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any equity interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any requirement of law or by any Note Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof and identified on Schedule 3.17 (but shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Indenture if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts, and (vi) the foregoing shall not apply to any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Company or any other Subsidiary.

Section 1.18.Amendment of Material Documents.
On or after the Issue Date, no Note Party will, nor will it permit any Note Party to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, except as may be permitted under the applicable subordination or intercreditor agreement or (b) its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, in each case, to the extent any such amendment, modification or waiver would be adverse to the Holders in any material respect.
Section 1.19.Cash Management Systems.
On or after the Issue Date, each Note Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements to the extent that such a Control Agreement is required for a perfected security interest under the applicable law of the relevant jurisdiction, as determined by the Administrative Determination Holders) with respect to each deposit, securities, commodity or similar account maintained by such Person (other than Excluded Accounts) (such deposit, securities, commodity or similar accounts, “Controlled Accounts”) as of and after the Issue Date; provided, however, that, the Note Parties shall have until the date that is sixty (60) days following the Issue Date (or such later period as reasonably agreed by the Required Holders and communicated to the Trustee, the Collateral Agent and the Company in writing, which may be by email) (such date, the “Control Agreement Completion Date”), the closing date of any Permitted Acquisition or the opening of any new account, as applicable (or such later period as reasonably agreed by the Required Holders and communicated to the Trustee, the Collateral Agent and the Company in writing, which may be by email) to comply with the provisions of this Section 3.19 with regard to such accounts (other than Excluded Accounts) of the Note Parties.
Section 1.20.Material Assets.
After the Issue Date, notwithstanding anything herein or in any Note Documents to the contrary, following the Issue Date, (i) each of the Company and the Note Parties shall not, and shall not permit any respective Subsidiaries to, directly or indirectly sell, license, sublicense, covenant not to sue, convey, Dispose, distribute, make a Restricted Payment of, invest or otherwise transfer any Material Intellectual Property or any other Material Asset to any Subsidiary or Affiliate thereof that is not a Note Party other than in the case of Intellectual Property, pursuant to a non-exclusive license entered in the ordinary course of business on customary terms that would not interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary and (ii) no Subsidiary that is not a Note Party shall own, hold or have any rights to any Material Intellectual Property or any other Material Asset.
Section 1.21.Mortgages.
Within 120 days after the acquisition of any Material Real Property after the Issue Date (or such later date as may be reasonably necessary despite the Company or applicable Guarantor’s use of commercially reasonable efforts), the Company or the applicable Guarantor shall (i) deliver to the Collateral Agent (for the benefit of the Secured Parties) an executed

Mortgage on, such Material Real Property to secure the Secured Obligations (as defined in the Security Agreement) in a form reasonably acceptable to the Company and sufficient to effect such security interest, which security interest and mortgage shall constitute valid and enforceable Liens subject only to Permitted Encumbrances, (ii) deliver for recording or filing, with all required documentation, such Mortgage or instruments related thereto in such manner and in such places as is sufficient to establish, perfect, preserve and protect the Liens subject only to Permitted Encumbrances in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Mortgages and pay in full, all taxes, fees and other charges required to be paid in connection with such recording or filing and (iii) deliver an opinion of counsel to the Company or such applicable Guarantor as to the enforceability of such Mortgage as are customarily covered thereby in the applicable jurisdiction where such Material Real Property is located.
Section 1.22.Further Assurances.
(A)Promptly upon the reasonable request of the Required Holders, the Collateral Agent or the Trustee, the Note Parties shall (and, subject to the limitations set forth herein and in the other Note Documents, shall cause each of their Subsidiaries (other than Excluded Subsidiaries) to) take such additional actions and execute such instruments, documents, certificates and financing and continuation statements as the Required Holders may reasonably require from time to time in order to effectuate the purposes and objectives of this Indenture and the applicable Note Documents.
(B)Without limiting the generality of the foregoing, the Note Parties shall cause each of their Subsidiaries (other than Excluded Subsidiaries) as of the date hereof, or within forty-five (45) days (or in the case of any Material Foreign Subsidiary within seventy-five (75) Business Days (inclusive of business days of the applicable country) or such later date as agreed by the Required Holders in their reasonable discretion) after the date of the formation, acquisition thereof or becoming a Subsidiary that is not an Excluded Subsidiary, to guaranty the Notes and to cause each such Subsidiary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, subject to the limitations set forth herein and in the Note Documents, all of such Subsidiary’s Collateral to secure such guaranty and to take such other actions reasonably requested by the Requested Holders with respect to making any such Subsidiary a Note Party under the Note Documents, and, with respect to any Subsidiary (other than an Excluded Subsidiary) formed, acquired or no longer being an Excluded Subsidiary after the Issue Date, within forty-five (45) days (or in the case of any Material Foreign Subsidiary within seventy-five (75) Business Days (inclusive of business days of the applicable country) or such later date as agreed by the Required Holders in their reasonable discretion) after the date of the formation, acquisition thereof or no longer being an Excluded Subsidiary, cause such Subsidiary to enter into a supplemental indenture in the form of Exhibit C and otherwise in accordance with Article 11. The Note Parties shall deliver, or cause to be delivered, promptly after (and in any event within forty-five (45) days (or in the case of any Material Foreign Subsidiary within seventy-five (75) Business Days (inclusive of business days of the applicable country) or such later date as may be agreed to by the Required Holders in their reasonable discretion) after) such date, with respect to such newly formed or acquired Subsidiary (that is not an Excluded Subsidiary), to the Collateral Agent (i) appropriate resolutions, secretary certificates, certified Organizational Documents, (ii) if requested by any Holder or beneficial owner, legal opinions relating to the matters described in this Section 3.22 (which opinions shall be in form and substance reasonably acceptable to the Required Holders and, to the extent applicable, substantially similar to the opinions delivered on the Issue Date), (iii) joinder agreements with respect to the Security Agreement and, as reasonably requested by Collateral

Agent or the Required Holders, all other Collateral Documents and other documents reasonably requested to establish the Lien of the Collateral Agent in all Collateral of such Subsidiary, and (iv) Uniform Commercial Code financing statements, documents and original collateral (including pledged securities and instruments) and such other documents and agreements, including short-form intellectual property security agreements, as may be reasonably required by the Collateral Agent or any Holder or beneficial owner, all as necessary or desirable to establish and maintain a valid, perfected Lien in all Collateral in which such Subsidiary has an interest consistent with the terms of the Note Documents, in each instance with respect to (1) each Note Party or Subsidiary formed or acquired or becoming a Subsidiary that is not an Excluded Subsidiary and (2) each Note Party or Person (other than a Note Party) whose equity interests are being pledged, in each case of clauses (1) and (2), after the Issue Date. In connection with each pledge of equity interests and subject to the terms of the Collateral Documents, within five (5) Business Days after the date of any such pledge of equity interests, the Note Parties shall deliver, or cause to be delivered, to the Collateral Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank, in each case, in form and substance reasonably satisfactory to the Required Holders.
(C)Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Company may request in writing to the Collateral Agent that the Required Holders waive the requirements of this Section 3.22 to provide a Lien, security interest or guaranty, as the case may be, due to the cost or burden thereof to the Company and its Subsidiaries (when taken as a whole) being unreasonably excessive relative to the benefit that would inure to the Secured Parties, and describing such cost or burden in reasonable detail.
Section 1.23.[Reserved].
Section 1.24.No Liability Management Transaction.
Neither the Company nor any of its respective Subsidiaries shall, directly or indirectly, (i) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any Capital Stock, (ii) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, (iii) make or own any Investment in any other Person, (iv) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (v) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken in connection with a Liability Management Transaction.
Section 1.25.Joint Venture.
No Note Party shall be engaged in any Joint Venture or Partnership with any other Person or an Affiliate of any other Person, unless (i) the Note Parties shall pledge their equity interests in the Joint Venture or Partnership to the Collateral Agent for the benefit of the Holders, and to the extent applicable, deliver the pledged equity interests in accordance with Section 3.22(B) and (ii) if the Note Parties collectively hold 50% or less of the equity interests in the Joint Venture or Partnership, such Joint Venture or Partnership shall not engage in any financing transactions.
Section 1.26.Existence; Conduct of Business.

Each Note Party shall, and shall cause each Subsidiary to, (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations, rights in or to Intellectual Property material to the conduct of its business (in each case subject to any exceptions expressly permitted by this Indenture), licenses and permits material to the conduct of its business, (b) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 3.11 and Section 3.12 and (c) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or as are reasonably related, incidental, ancillary or complementary to or a natural extension of the same. Each Note Party shall not, and shall cause each Subsidiary to not, enter into any covenant not to sue or agree to any similar restriction that burdens or otherwise restricts such Note Party or Subsidiary’s rights to use, exploit or recover damages from any Material Intellectual Property, except for any such covenant not to sue or similar restriction that would not interfere in any material respect with the ordinary conduct of business of the Company or any Subsidiary.
Section 1.27.Compliance with Laws.
Except in each case as would not reasonably be expected to have a Material Adverse Effect, each Note Party shall, and shall cause each Subsidiary to, comply with each requirement of law applicable to it or its property (including without limitation environmental laws).
Section 1.28.Authorizations.
The Note Parties shall, and shall cause their Subsidiaries to, obtain, make and keep in full force and effect all authorizations required to conduct their businesses, except where the failure to make and keep authorizations in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 1.29.Maintenance of Property.
Each Note Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. Each Note Party will, and will cause each Subsidiary to (a) maintain in full force and effect, pay all costs and expenses related to, and renew, file for, prosecute and enforce all Material Intellectual Property, and all other Intellectual Property owned, used or controlled by such Note Party or any such Subsidiary that are necessary or useful in the conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (b) promptly after obtaining knowledge thereof, notify the Collateral Agent of any infringement, misappropriation or other violation by any Person of any Material Intellectual Property where such infringement, misappropriation, or other violation would reasonably be expected to be material to the Company or any of its Subsidiaries, and use commercially reasonable efforts to stop, curtail or abate such infringement, misappropriation or other violation, and (c) promptly after obtaining knowledge thereof, notify the Collateral Agent of any claim by any Person that the conduct of the business of the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of such Person, where such claim would reasonably be expected to have a Material Adverse Effect.
Section 1.30.Insurance.
Each Note Party shall, and shall cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Company will furnish to the Holders, upon the reasonable written request of the Trustee (acting as directed by the Required Holders), but no less frequently than annually, information in reasonable detail as to the insurance so maintained.
Section 1.31.Payment of Taxes.
Each Note Party shall, pay all material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon (taking into account any valid extensions thereon); unless such tax or claim is being contested in good faith by appropriate proceedings and such Note Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
Section 1.32.DTC Matters.
At all times during the term of the Notes, (a) the Common Stock shall be eligible for clearing through DTC, through its Deposit/Withdrawal At Custodian (DWAC) system; (b) the Company shall be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) the transfer agent for the Common Stock shall be a participant in, and the Common Stock shall be eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) the Company shall use its reasonable best efforts to cause the Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, the Company shall use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.
Section 1.33.Accounting and Fiscal Year.
The Company shall not, and shall not suffer or permit any Note Party to, (a) make any significant change in accounting treatment or reporting practices, except as required by or permitted by GAAP or (b) change the fiscal year of the Company or of any Note Party, except to change the fiscal year of a Subsidiary acquired in connection with any Permitted Acquisition to conform its fiscal year to that of the Company.
Section 1.34.Anti-Corruption Laws; Sanctions.
Each Note Party shall maintain in effect policies and procedures designed to achieve compliance by such Note Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. No Note Party shall, and no Note Party shall permit any of its Subsidiaries to, directly or knowingly indirectly, fail to comply with Anti-Corruption Laws and applicable Sanctions. The Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Notes (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person in violation of applicable Sanctions, and/or (iii) in any manner that would reasonably be expected to result in the violation of any Sanctions applicable to any party hereto.
Section 1.35.Material Non-Public Information.
Notwithstanding anything to the contrary set forth in this Indenture or any other Note Document, the Company and the Holders hereby acknowledge and agree that, as of the Issue Date, the Holders desire not to receive reports, notices, documentation and other information (collectively, “Information”) which the Company reasonably believes may contain material non-public information with respect to the Company or any of its Subsidiaries, and the Company shall not provide such Information to the Holders, in each case, for so long as the Company is subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act. Notwithstanding the foregoing, any Holder may, upon written notice to the Company, change its election as to receiving material non-public information (generally or in respect of particular Information or categories thereof). The Company hereby acknowledges that each Holder is relying on the foregoing acknowledgment and covenant in effecting transactions in securities of the Company. Neither the Trustee nor the Collateral Agent shall be under any obligation to determine whether any information provided to it under the Note Documents is or contains any material non-public information, and shall have no liability for the dissemination of any information or documents to the Holders pursuant to the Note Documents.
Section 1.36.Post-Closing Covenants.
The Company will, and will cause its applicable Subsidiaries listed on Schedule 3.36 to, take such actions set forth on Schedule 3.36 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Determination Holder in its reasonable discretion).

4.

REPURCHASE AND REDEMPTION
Section 1.01.No Sinking Fund.
No sinking fund is required to be provided for the Notes.
Section 1.02.Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.
(A)Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).
(C)Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than seventy (70), nor less than forty (40), Business Days (or, in the case of a Fundamental Change resulting from a transaction or a series of related transactions comprising such Fundamental Change where all of the shares of Common Stock are converted into, or are exchanged for, or represent solely the right to receive, cash, no more than thirty five (35), nor less than twenty (20), Business Days) after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).
(D)Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an

Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.
(E)Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).
Such Fundamental Change Notice must state:
(i)briefly, the events causing such Fundamental Change;
(ii)the effective date of such Fundamental Change;
(iii)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)the Fundamental Change Repurchase Date for such Fundamental Change;
(v)the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));
(vi)the name and address of the Paying Agent and the Conversion Agent;
(vii)the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);
(viii)that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;
(ix)that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and
(x)the CUSIP and ISIN numbers, if any, of the Notes.
Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)Procedures to Exercise the Fundamental Change Repurchase Right.
(i)Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and
(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).
The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.
(ii)Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and
(3)that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;
provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).
(iii)Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).
Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).
(G)Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).
(H)Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Note.
(I)No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; and (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change

Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change).
(J)Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.
(K)Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.
Section 1.03.Right of the Company to Redeem the Notes.
(A)No Right to Redeem Before the Redemption Trigger Date. The Company may not redeem the Notes at its option at any time before the Redemption Trigger Date.
(B)Right to Redeem the Notes on or After the Redemption Trigger Date. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after the Redemption Trigger Date and on or before the 40th Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price; provided, however, that the Company will not be entitled to call less than all of the outstanding Notes for Redemption. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.
(C)Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).
(D)Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty-five (65), nor less than fifty-five (55), Scheduled Trading Days after the Redemption Notice Date for such Redemption.
(E)Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record

Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.
(F)Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).
    Such Redemption Notice must state:
(i)that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;
(ii)the Redemption Date for such Redemption;
(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));
(iv)the name and address of the Paying Agent and the Conversion Agent;
(v)that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);
(vi)the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);
(vii)the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the Business Day immediately preceding such Redemption Date; and
(viii)the CUSIP and ISIN numbers, if any, of the Notes.
    On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Conversion Agent and the Paying Agent.

(G)Selection and Conversion of Notes to Be Redeemed in Part.
(i)If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Trustee considers fair and appropriate.
(ii) If only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.
(H)Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.
(I)Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the forty-second (42nd) Scheduled Trading Day (or, if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all conversions of Notes with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and on or before the Business Day immediately before the Redemption Date by Physical Settlement, the tenth (10th) calendar day) immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Section 5.07.
5.

CONVERSION
Section 1.01.Right to Convert.
(A)Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.
(B)Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.
(C)When Notes May Be Converted.

(i)Generally. Subject to Section 5.01(C)(ii), a Holder may convert its Notes at any time from, and including, the Issue Date until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
(ii)Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:
(1)Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day; and
(2)in no event may any Note be converted after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
Section 1.02.Conversion Procedures.
(A)Generally.
(i)Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).
(ii)Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).
(B)Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).
(C)Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.
(D)Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such

Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).
(E)Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(F)Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.
Section 1.03.Settlement Upon Conversion.
(A)Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).
(i)The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:
(1)the Company will send notice of such Settlement Method to the Holder of such Note, with a copy to the Trustee and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(2)the Company will use the same Settlement Method for all conversions of Notes with the same Conversion Date;
(3)if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);
(4)if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, with a copy to the Trustee and the Conversion Agent, then the Specified Dollar Amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and
(5)notwithstanding the foregoing or any other provision of this Indenture to the contrary, without the consent of the Holder, the Company shall deliver Conversion Consideration solely by means of Cash Settlement, and shall not elect Physical Settlement or Combination Settlement, unless the Conversion Shares so issued in respect of Physical Settlement or Combination Settlement are immediately Freely Tradable upon issuance and the Company is currently in compliance with its SEC filing obligations under Rule 144(i).
(B)Conversion Consideration.
(i)Generally. Subject to Sections 5.03(B)(ii), 5.03(B)(iii) and 5.09(A)(2), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:
(1)if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;
(2)if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or
(3)if Combination Settlement applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.
(ii)Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii)Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.
(iv)Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.
(C)Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(D)Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Section 1.04.Reserve and Status of Common Stock Issued Upon Conversion.
(A)Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding but unissued shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is 349.6503, as may be adjusted pursuant to Section 5.05(A). To the extent the Company delivers shares of Common Stock held in its treasury in settlement of the conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.
(B)Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.
Section 1.05.Adjustments to the Conversion Rate.
(A)Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(i)Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:
where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;
CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;
OS0    =    the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(ii)Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:
where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS    =    the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;
X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.
For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale

Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.
(iii)Spin-Offs and Other Distributed Property.
(1)Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:
(a)dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);
(b)dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);
(c)rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);
(d)Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);
(e)a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and
(f)a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply, then the Conversion Rate will be increased based on the following formula:
where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV    =    the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;
provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock (and without having to convert its Notes), the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(2)Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:
where:
CR0    =    the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;
CR1    =    the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and
SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.
Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.
To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(iv)Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:
where:
CR0    =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CR1    =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP    =    the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and
D    =    the cash amount distributed per share of Common Stock in such dividend or distribution;
provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(v)Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:
where:
CR0    =    the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CR1    =    the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC    =    the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0    =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1    =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP    =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(B)No Adjustments in Certain Cases.
(i)Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.
(ii)Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(2)the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3)the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(4)the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;
(5)solely a change in the par value of the Common Stock; or
(6)accrued and unpaid interest on the Notes.
(C)[Reserved].
(D)Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)a Note is to be converted and Physical Settlement or Combination Settlement applies to such conversion;
(ii)the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;
(iii)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and

(iv)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.
(E)Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);
(ii)a Note is to be converted pursuant to Physical Settlement or Combination Settlement;
(iii)the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.
(F)Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this

Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).
(G)Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(H)Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs, Daily Conversion Values, Daily Cash Amounts or Daily Share Amounts over an Observation Period, the Company will, if appropriate, make proportionate adjustments to such calculations to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.
(I)Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(J)Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(K)Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Section 1.06.Voluntary Adjustments.
(A)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.
Section 1.07.Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.
(A)Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$1.6560	$2.0000	$2.8600	$3.0000	$3.5000	$4.0000	$4.5000	$5.0000	$6.0000	$7.0000	$8.0000
May 27, 2025	254.2144	176.3150	78.0734	68.8900	44.3229	28.4475	17.9133	10.8220	2.9000	0.0786	0.0000
November 15, 2025	254.2144	174.6550	75.3042	66.1500	41.8743	26.4175	16.3156	9.6200	2.3300	0.0100	0.0000
November 15 2026	254.2144	167.1100	65.7413	56.8233	33.8771	20.0200	11.4356	6.0560	0.7917	0.0000	0.0000
November 15, 2027	254.2144	155.5250	49.1399	40.7133	20.7029	10.2600	4.6711	1.6620	0.0000	0.0000	0.0000
November 15, 2028	254.2144	150.3500	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:
(i)if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and
(ii)if the Stock Price is greater than $8.0000 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $1.6560 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.
Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 603.8647 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).
For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B)Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).
(C)Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof in accordance with Section 4.02(F); and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(F).
Section 1.08.Exchange in Lieu of Conversion.
Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for conversion, the Company may elect to arrange to have such Note exchanged in lieu of conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:
(A)no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;
(B)if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and
(C)such Note will not cease to be outstanding by reason of such exchange in lieu of conversion;
provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of conversion.

Section 1.09.Effect of Common Stock Change Event.
(A)Generally. If there occurs any:
(i)recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)consolidation, merger, combination or binding or statutory share exchange involving the Company;
(iii)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(iv)other similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,
(1)from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Common Stock” and the Company’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;
(2)if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such conversion no later than the tenth (10th) Business Day after the relevant Conversion Date; and
(3)for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.
At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.
(B)Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the Business Day after the effective date of such Common Stock Change Event.
(C)Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.
Section 1.10.Specified Holders’ Conversion Limitations.
(A)Notwithstanding anything herein to the contrary and subject to Section 5.10(B), the Company shall not issue to any Specified Holder (which for purposes of this Section 5.10 in the case of a Global Note shall mean a holder of a beneficial interest herein), and no Specified Holder may acquire, a number of shares of Common Stock upon any conversion of a Note or otherwise acquire any shares of Common Stock pursuant hereto or any Note to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by such Specified Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Specified Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Specified Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth hereinafter) would exceed 4.95% of the total number of shares of Common Stock then issued and outstanding (the “Beneficial Ownership Cap”); provided that the Beneficial Ownership Cap shall not apply to the extent that the Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. Each delivery of a Conversion Notice by a Specified Holder will constitute a representation by such Specified Holder that it has evaluated the limitation set forth in this Section 5.10 and determined that the issuance of the number of shares of Common Stock requested in such Conversion Notice is permitted under this section. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage beneficially owned by such Specified Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, each Specified Holder may rely on the number of outstanding shares of Common Stock as set forth in the Company’s most recent annual report filed with the SEC, or any interim report filed by the Company with the SEC subsequent thereto, in each case, unless the Company has confirmed to such Specified Holder the number of shares of Common Stock outstanding as provided in the next sentence (in which case such Specified Holder may rely upon such confirmation). Upon the written request of a Specified Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to such Specified Holder the number of shares of Common Stock then outstanding. Neither the Trustee nor the Conversion Agent shall have any obligation to make any determination in connection with the foregoing. For the avoidance of doubt, the Beneficial Ownership Cap shall not apply to any Holder that is not a Specified Holder.
(B)Notwithstanding Section 5.10(A), the Beneficial Ownership Cap shall be disregarded (i) for purposes of determining the stock reserve under Section 5.04 and (ii) in determining the number, kind and amount of securities, cash or other property that a Specified Holder would be entitled to receive in respect of shares of Common Stock or Reference Property as a result of any Fundamental Change, Make-Whole Fundamental Change, or subdivision or combination of the Common Stock for purposes of the adjustment or operation required under Section 5.05, Section 5.06, Section 5.07, Section 5.08 or Section 5.09.
6.

SUCCESSORS
Section 1.01.When the Company May Merge, Etc.
(A)Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (or, if such Business Combination Event is an Exempted Fundamental Change, is a corporation, limited liability company, limited partnership or other similar entity) (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee and the Collateral Agent, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E) or other amendments or supplements) all of the Company’s obligations under this Indenture, the Notes and Collateral Documents; and

(ii)immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee and Collateral Agent. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee and Collateral Agent an Officer’s Certificate and Opinion of Counsel to the Trustee and Collateral Agent, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.
Section 1.02.Successor Entity Substituted.
At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.
7.

DEFAULTS AND REMEDIES
Section 1.01.Events of Default.
(A)Definition of Events of Default. “Event of Default” means the occurrence of any of the following:
(i)a default in the payment when due (whether at maturity, upon Repurchase Upon Fundamental Change or otherwise) of the principal of, or Fundamental Change Repurchase Price for, any Note;
(ii)a default for five (5) Business Days in the payment when due of interest on any Note;
(iii)the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, if such failure is not cured within three (3) Business Days after its occurrence;
(iv)a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, if such default is not cured within three (3) Business Days after its occurrence;
(v)a default in the Company’s obligations under Article 6 and Sections 3.08, 3.09, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.20, 3.24, 3.25, or 3.33;
(vi)a default in any of the Company and its Subsidiaries’ obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”; provided no such cure period in this Section 7.01(A)(vi) shall apply with respect to any provision or covenant that by its inherent nature cannot be cured upon being violated or breached;
(vii)a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least fifteen million dollars ($15,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:
(1)constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or
(2)results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;
(viii)one or more final judgments being rendered against the Company, any other Note Party or any of the Company’s Significant Subsidiary for the payment of at least fifteen million dollars ($15,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;
(ix)the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)commences a voluntary case or proceeding;
(2)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)consents to the appointment of a custodian of it or for any substantial part of its property;
(4)makes a general assignment for the benefit of its creditors;
(5)takes any comparable action under any foreign Bankruptcy Law; or
(6)generally is not paying its debts as they become due;

(x)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)is for relief against the Company or any other Note Party or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary) in an involuntary case or proceeding;
(2)appoints a custodian of the Company or any other Note Party or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary), or for any substantial part of the property of the Company or any other Note Party or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary);
(3)orders the winding up or liquidation of the Company or any other Note Party or any Significant Subsidiary (or group of Subsidiaries that would constitute a Significant Subsidiary); or
(4)grants any similar relief under any foreign Bankruptcy Law;
and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.
(xi)(A) any Collateral Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create, or should be asserted by the Company or any Guarantor not to create, a valid and perfected and, except to the extent expressly permitted by the terms hereof or thereof, first priority lien in favor of the Collateral Agent for the benefit of the Secured Parties on any Collateral purported to be covered thereby other than (x) to the extent resulting from the failure of the Collateral Agent or any of its agents or bailees to maintain possession of Collateral, or (y) as to Collateral consisting of real property to the extent that (1) such losses are covered by a title insurance policy for the benefit of the Collateral Agent or (2) a deficiency arose through no fault of the Company or any Guarantor, in the case of each of clause (x) and (y), to the extent such deficiencies are (1) corrected with reasonable diligence upon obtaining knowledge thereof and (2) do not materially adversely affect the security interest of the Holders in the Collateral or (B) any Guarantee of any of the Obligations (including that contained in Article XI) shall for whatever reason cease to be in full force and effect.
(B)Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
Section 1.02.Acceleration.
(A)Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.
(C)Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, Required Holders, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 1.03.[Reserved.]
(A)
Section 1.04.Other Remedies.
(A)Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.
(B)Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.
Section 1.05.Waiver of Past Defaults.
An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by Required Holders. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.
Section 1.06.Control by Required Holders.
Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.
Section 1.07.Limitation on Suits.
No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:
(A)such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;
(B)Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;
(C)such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)during such sixty (60) calendar day period, Required Holders do not deliver to the Trustee a direction that is inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.
Section 1.08.Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.
Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.
Section 1.09.Collection Suit by Trustee.
The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.
Section 1.10.Trustee May File Proofs of Claim.
The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 1.11.Priorities.
The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:
1:to the Trustee and the Collateral Agent and their agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and Collateral Agent (in each of their capacities under this Indenture, including as Note Agent) and the costs and expenses of collection;
2:to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and
3:to the Company or such other Person as a court of competent jurisdiction directs.
The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each

Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.
Section 1.12.Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.
8.

AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 1.01.Without the Consent of Holders.
Notwithstanding anything to the contrary in Section 8.02, the Company, the Trustee and Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes or any Collateral Document without the consent of any Holder (other than, in the case of clause (A) below, Deerfield Holders prior to the Disposition Date) to:
(A)cure any ambiguity or correct any omission, defect or inconsistency in this Indenture, the Collateral Documents or the Notes;
(B)add a Guarantor with respect to the Notes or to add additional assets as Collateral;
(C)[reserved];
(D)add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;
(E)provide for the assumption of the Company’s obligations under this Indenture, the Collateral Documents and the Notes pursuant to, and in compliance with, Article 6;
(F)enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;
(G)[reserved];
(H)evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee or successor Collateral Agent;
(I)provide for or confirm the issuance of Additional Notes pursuant to Section 2.03(B) to the extent such issuance is permitted by Section 3.08(R); or

(J)comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect.
Section 1.02.With the Consent of Holders.
(A)Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Trustee and the Collateral Agent, as applicable, may, with the consent of Required Holders, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture, the Notes or any Collateral Document. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:
(i)reduce the principal, or change the stated maturity, of any Note;
(ii)reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;
(iii)reduce the rate, or extend the time for the payment, of interest on any Note;
(iv)except as explicitly set forth in Section 5.05, reduce the Conversion Rate;
(v)impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);
(vi)change the ranking of the Notes;
(vii)make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;
(viii)reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;
(ix)make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture, the Collateral Documents or the Notes that requires the consent of each affected Holder;
(x)release all or substantially all of the Collateral or release all or substantially all of the Guarantees, in each case, except as provided in Section 13.02(A)(i)(4) of this Indenture;
(xi)permit, or have the effect of permitting the concept of “unrestricted subsidiaries” (which shall, for the avoidance of doubt, include any subsidiaries that are exempt from covenants or representations and warranties in the Note Documents, whether or not labelled as “unrestricted subsidiaries”);
(xii)amend or modify the definitions of “Material Asset” or “Material Intellectual Property” or Section 3.20;
(xiii)amend or modify the definition of “Liability Management Transaction” or Section 3.24;

(xiv)amend or modify Section 11.06(D);
(xv)make any change or modification that would authorize the incurrence of additional Indebtedness (including Additional Notes) that would be issued under this Indenture in contemplation of or for the purpose of influencing any voting threshold; and
(xvi)(x) subordinate, or have the direct or indirect effect of subordinating the Obligations hereunder to any other Indebtedness or (y) subordinate, or have the direct or indirect effect of subordinating the Liens on all or substantially all of the Collateral to the Liens securing any other Indebtedness; provided that the foregoing clauses (x) and (y) shall not apply (1) to the extent expressly permitted pursuant to the Note Documents as in effect on the Issue Date and (2) to any “debtor-in-possession” financing or similar financing; provided that the contemplated “debtor-in-possession” financing or similar financing (x) may not include a “roll-up” or refinancing, in whole or in part, of any Notes unless each Holder holding at least 15% of the outstanding principal amount of the Notes then outstanding on the date such determination is made by the Company has been given an opportunity to participate in such “roll-up” or refinancing on the same economic terms (other than bona fide backstop fees (which may be in the form of original issue discount)) and on a pro rata basis (which pro rata basis shall be determined as a percentage of all Notes) for a period of at least five (5) Business Days from the date of written notice in accordance with Section 12.01.
Without the consent of the holders of at least 66.67% in an aggregate principal amount of the Notes then outstanding, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:
(i) amend or otherwise modify any Note Document if the amendment or modification would, or have the effect of, permitting additional Investments to be made to a Subsidiary which is not a Note Party, additional assets to be disposed or otherwise transferred to a Subsidiary which is not a Note Party or additional Indebtedness to be incurred by a Subsidiary which is not a Note Party, in each case, in excess of $40,000,000 of such amounts permitted under the Note Documents on the Issue Date; provided that, to the extent that any such amendment, modification or waiver is made in connection with a Liability Management Transaction, such amendment, modification or waiver shall require the written consent of each affected Holder; and
(ii)permit any waiver, amendment or modification, to permit the incurrence of (i) Additional Notes and (ii) any Indebtedness that is secured by the Collateral on a pari passu basis with the Notes, in each case, except pursuant to (x) Section 3.08(S) of the Indenture as in effect on the Issue Date, (y) a transaction in which participation in such Indebtedness is offered, on the same economic terms (other than bona fide backstop fees (which may be in the form of original issue discount)) offered to all other providers (or their Affiliates) of such Indebtedness, to the holders of the Notes on a pro rata basis (determined based on the aggregate outstanding principal amount of Notes and the aggregate outstanding principal amount of any other Indebtedness (or commitments in respect thereof) that requires an offer to be made in connection therewith) or (z) a transaction permitted pursuant to Section 8.02(A)(xvi).
For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture, the Collateral Documents or the Notes, or waiver of any provision of this Indenture, the Collateral Documents or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment

Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.
(B)Required Holder Determination. Notwithstanding anything to the contrary herein, it is agreed and understood by the parties hereto, and by all Holders of the Notes, that (i) any determination or direction required to be made by Required Holders in this Indenture or any other Note Document, (ii) any matter under the Note Documents with respect to an extension of time (other than with respect to a Default or Event of Default), (iii) any document required to be in form and/or substance satisfactory to the Trustee and/or Collateral Agent (at the direction of the Required Holders)) and (iv) any amendment to or waiver of Sections 3.08 (other than with respect to any amendment or waiver that would permit the incurrence of (x) Additional Notes, (y) additional Indebtedness that is permitted to be secured on a pari passu basis to the Notes or (z) additional Indebtedness that is permitted to be incurred by a Subsidiary that is not a Note Party), 3.09 (other than with respect to any amendment or waiver that would permit the incurrence of Liens that secure Indebtedness on a pari passu basis to the Notes), 3.11 (except as described in Section 8.02(A)), 3.12 (except as described in Section 8.02(A)), 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.25, 3.33 or 3.34 can be made by the Administrative Determination Holder on behalf of the Required Holders, regardless of whether the Administrative Determination Holder constitutes the Required Holders at such time, and such determination or direction shall be binding on all of the Holders. The Trustee and the Collateral Agent may conclusively rely on any such determination or direction by the Administrative Determination Holders. By their acceptance of the Notes, each Holder of the Notes is deemed to agree that the Administrative Determination Holder is not an agent or fiduciary of any other Holder and may act solely in its own interest. The Administrative Determination Holder may make determinations or take actions that are disproportionately or solely to the benefit of the Administrative Determination Holder without any liability to any other Holder.
(C)Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 1.03.Notice of Amendments, Supplements and Waivers.
As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders, the Trustee and the Collateral Agent notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.
Section 1.04.Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.
(A)Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 1.05.Notations and Exchanges.
If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.
Section 1.06.Trustee And Collateral Agent to Execute Supplemental Indentures.
The Trustee and Collateral Agent will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee and Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee and/or Collateral Agent concludes adversely affects the Trustee’s and/or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and Collateral Agent will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

9.

SATISFACTION AND DISCHARGE
Section 1.01.Termination of Company’s Obligations.
This Indenture (including, for the avoidance of doubt, the covenants contained in this Indenture), the Guarantees and the Collateral Documents will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture and then (i) the liens on the Collateral will be automatically released with respect to the Notes and the Guarantees pursuant to Section 13.02, and (ii) the covenants contained in Section 3 shall cease to be of further effect, when:
(A)all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise, or otherwise will become due and payable within one year) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;
(B)the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);
(C)the Company has paid all other amounts payable by it under this Indenture; and
(D)the Company has delivered to the Trustee or Collateral Agent, as applicable an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;
provided, however, that Section 2.10(E), Article 10 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.
At the Company’s request, the Trustee and the Collateral Agent, as applicable, will acknowledge the satisfaction and discharge of this Indenture and, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes and to evidence termination of the Liens on the Collateral.
Section 1.02.Repayment to Company.
Subject to applicable unclaimed property law, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Collateral Agent, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.
Section 1.03.Reinstatement.
If the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Collateral Agent, the Paying Agent or the Conversion Agent, as applicable.
10.

TRUSTEE AND COLLATERAL AGENT
Section 1.01.Duties of the Trustee.
(A)If an Event of Default has occurred and is continuing and a Responsible Officer of the Trustee has written notice or actual knowledge of the same, the Trustee will exercise such of the rights and powers vested in it by this Indenture solely at the discretion of the Administrative Determination Holder(s) (who shall be presumed to act for the Required Holders unless and until the Trustee receives written notice from the Required Holders that they object to an action proposed to be taken by the Administrative Determination Holder(s)) or the Required Holders; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.
(B)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C)The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:
(i)this paragraph will not limit the effect of Section 10.01(B);
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.
(D)Each provision of this Indenture that in any way relates to the Trustee is subject to clauses (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.
(E)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(F)The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
(G)Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest is owing on the Notes, the Trustee may assume no Additional Interest is payable.
(H)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Collateral Agent or Note Agent.
(I)The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes, including, without limitation, the Exchange Agreements.
(J)Every provision of this Indenture that in any way relates to the Trustee or the Collateral Agent (including any provision that affects the liability of, or affords protection to, the Trustee) is subject to this Section 10.01, regardless of whether such provision so expressly provides.
Section 1.02.Rights of the Trustee.
(A)The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.
(B)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.
(C)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered, and, if requested, provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.
(G)The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(H)The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee.
(I)The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise.
(J)Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest is owing or accruing, on the Notes, the Trustee may assume that no Additional Interest is payable or accruing.
(K)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.
(L)The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.
(M)Neither the Trustee nor any Note Agent will have any responsibility or liability to any person for any action taken or not taken by, or any records or any other aspect of the operations of, the Depositary (including the delivery of notices, or the making of payments, through the facilities of the Depositary) and may conclusively rely, without investigation, on any information provided by the Depositary.
Section 1.03.Individual Rights of the Trustee.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.
Section 1.04.Trustee’s Disclaimer.
The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.
Section 1.05.Notice of Defaults.
If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.
Section 1.06.Compensation and Indemnity.
(A)The Company will, from time to time, pay the Trustee and Collateral Agent, as applicable, reasonable compensation for its acceptance of this Indenture, as separately agreed by the Company, the Trustee and the Collateral Agent and services under this Indenture and Collateral Documents. The Trustee’s and Collateral Agent’s compensation will not be limited by any law on compensation of a trustee or collateral agent of an express trust. In addition to the compensation for the Trustee’s or Collateral Agent’s services, the Company will reimburse the Trustee, the Collateral Agent and the Deerfield Holders, as applicable, promptly upon request for all reasonable and documented disbursements, advances and out-of-pocket expenses incurred or made by them under this Indenture or Note Documents (including, for the avoidance of doubt (i) all reasonable and documented expenses incurred in connection with the protection, sale or collection of, or other realization upon, any of the Collateral, including all reasonable and documented out of pocket expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and (ii) all reasonable and documented out-of-pocket title, appraisal, survey, audit, environmental inspection, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with the Security Agreement or the Collateral), including the reasonable compensation, disbursements and expenses of their agents and counsel.
(B)The Company will indemnify the Trustee and Collateral Agent (in each of its capacities) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its negligence or willful misconduct, as determined by a final decision of a court of competent jurisdiction. The Trustee or Collateral Agent, as applicable, will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s or Collateral Agent’s failure to so notify the

Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee and Collateral Agent will cooperate in such defense, as applicable. If the Trustee or Collateral Agent is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee and/or Collateral Agent may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee and/or Collateral Agent incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.
(C)The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.
(D)To secure the Company’s payment obligations in this Section 10.06, the Trustee and Collateral Agent will have a lien prior to the Notes on all money or property held or collected by the Trustee or Collateral Agent, as applicable, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.
(E)If the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 1.07.Replacement of the Trustee.
(A)Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.
(B)The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. Required Holders may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 10.09;
(ii)the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(C)If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, Required Holders may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(F)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).
Section 1.08.Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, then such entity will become the successor Trustee without any further act.
Section 1.09.Eligibility; Disqualification.
There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
Section 1.10.Collateral Agent; Collateral Documents.
(A)U.S. Bank Trust Company, National Association, is hereby designated and appointed as the Collateral Agent under this Indenture and the other Collateral Documents and U.S. Bank Trust Company, National Association, hereby accepts such designation and appointment.
(B)By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Collateral Agent shall have all rights, privileges and immunities as are granted to the Trustee under this Indenture.
Section 1.11.Replacement of Collateral Agent.

The Collateral Agent may resign, be removed and be replaced in accordance with Section 10.07 as though references to the Trustee therein were references to the Collateral Agent. Any successor collateral agent appointed as provided in this section shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 10.06, execute and deliver an instrument transferring to such successor collateral agent all the rights and powers of the trustee so ceasing to act. Upon request of any such collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.06. No successor collateral agent shall accept appointment unless at the time of such acceptance, such successor collateral agent shall be eligible under the provisions of Section 10.09. Upon acceptance of appointment by a successor collateral agent, each of the Company and the successor collateral agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 12.01. If the Company fails to give such notice within ten days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of the Company.
Section 1.12.Suits to Protect the Collateral.
(A)Subject to the provisions of Article 10 hereof and the Collateral Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:
(i)enforce any of the terms of the Collateral Documents; and
(ii)collect and receive any and all amounts payable in respect of the obligations under the Notes.
(B)Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 10.12 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment.

Section 1.13.Collateral Agent; Authorization of Action to be Taken.
(A)The Collateral Agent agrees that it will hold the security interests in the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 10.13, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.
(B)Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including not being responsible for payment of any Taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including the filing of any UCC financing statements, continuation statements, Mortgages or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office.
(C)The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the Collateral Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (1) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (2) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers; and, further, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture, the Collateral Documents or applicable laws, and (3) except as expressly set forth in the documents to which it is a party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any the Company or any Guarantor that is communicated to or obtained by the Person serving as Collateral Agent in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of Required Holders (or such other number or percentage of the Holders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances) or in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and describing such Default or Event of Default) is given to a Responsible Officer of the Collateral Agent by the Company or any Holder. Except as directed by Holders of not less than 25.0% of the outstanding principal amount of the Notes, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(i)to act upon directions purported to be delivered to it by any Person;
(ii)to foreclose upon or otherwise enforce any lien created under the Collateral Documents; or
(iii)except as expressly provided in Section 13.02, to take any other action whatsoever with regard to any or all of the Collateral Documents or Collateral.
(D)In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 10; provided that any references in such Article 10 to “Trustee” shall be references to “Collateral Agent”.
(E)The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture or the Collateral Documents for being the signatory, sender or authenticator thereof). The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture and the Collateral Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(F)At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee, which shall deliver to the Holders of Notes, copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.
Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent or the Required Holders unless such action is otherwise permitted pursuant to this Indenture or the Collateral Documents (including, upon reliance of an Officer’s Certificate and/or Opinion of Counsel).
Section 1.14.Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 1.15.Administrative Determination Holder(s).
Neither the Deerfield Holders (in their capacity as Administrative Determination Holder(s) or otherwise) nor any of their respective directors, officers, employees, attorneys, advisors, representatives or agents shall (i) be liable to any Holder for any action taken or omitted to be taken, or any determination or direction made, by any of them under or in connection with this Indenture or any other Note Document or the transactions contemplated hereby or thereby, or (ii) be responsible in any manner to any Holder for any recital, statement, representation or warranty made by any Note Party or Affiliate of any Note Party, or any officer thereof, contained in this Indenture or in any other Note Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Deerfield Holders (in their capacity as Administrative Determination Holder(s) or otherwise) under or in connection with, this Indenture or any other Note Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or any other Note Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Note Party or any other party to any Note Document to perform its obligations (including the Obligations) hereunder or thereunder. The Deerfield Holders (in their capacity as Administrative Determination Holder(s) or otherwise) shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or any other Note Document, or to inspect the properties, books or records of any Note Party or any Note Party’s Affiliates.
11.

GUARANTEE
Section 1.01.Guarantee.
(A) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally, as a primary obligor and not merely as a surety, guarantees to each Holder of Notes, the Trustee, the Collateral Agent and each other Secured Party and their successors and assigns, the performance and punctual payment, when due, whether at maturity, by acceleration or otherwise, of all Obligations under the Indenture, the Notes and the other Note Documents, including principal (including the Fundamental Change Repurchase Price, if applicable), premium, if any, interest (including interest on overdue amounts), consideration due upon conversion of the Notes and all other Note Obligations (including for fees and reimbursement of expenses, indemnity or otherwise) of the Company or any Guarantor, all in accordance with the terms hereof and thereof (all of the foregoing, collectively, the “Guaranteed Obligations”). In furtherance of the foregoing and not in limitation of any other right which any Holder of the Notes or the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue of this Article 11, failing payment when due (at maturity, by acceleration or otherwise) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay and, if applicable, perform the Guaranteed Obligations immediately. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor agrees that this is a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of the Notes or the Trustee or Collateral Agent to any security held for payment of the Guaranteed Obligations. The Guarantees shall not be convertible and shall automatically terminate with respect to a given Note when such Note is converted.
(A)The Guarantors hereby agree that their obligations hereunder are unconditional and absolute, irrespective of (i) the validity, regularity or enforceability of the Notes, this Indenture or any other Note Document, (ii) the absence of any action to enforce the same or to exercise any right or remedy against any Guarantor, (iii) any extension or renewal of this Indenture, the Notes or any other Note Document, (iv) any rescission, settlement, compromise, waiver, modification, amendment, consent or release in respect of this Indenture, the Notes or any other Note Document or any of the Guaranteed Obligations, (v) any change in the corporate existence, structure or ownership of the Company, any Guarantor or any of their respective Subsidiaries, (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor, any of their respective Subsidiaries or any of their respective assets or any resulting release or discharge of any obligation of the Company, any Guarantor or any of their respective Subsidiaries contained in this Indenture, the Notes or any other Note Document, (vii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, the Collateral Agent or any other Secured Party, whether in connection with this Indenture, the Notes, any other Note Document (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim), (viii) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, the Notes or any of the other Note Documents, (ix) any provision of applicable law or regulation purporting to prohibit the payment by the Company or any of the Guarantors of the principal of or interest on the Notes or any other amount payable and/or deliverable by the Company under this Indenture, the Notes or any other Note Document, (x) the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, or (xi) any other act or omission to act or delay of any kind by the Company, the Trustee, the Collateral Agent or any other Secured Party or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder, except in the case of clause (x) and (xi), defense of payment in full of the Note Obligations. Each Guarantor hereby waives diligence, presentment, demand of payment and protest to the Company, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete payment of the obligations contained in the Notes and this Indenture. Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Indenture, the Notes and the other Note Documents and such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(B)Except as expressly set forth in Section 11.02, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee or Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other Note Document, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(C)Except as expressly set forth in Section 11.06, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment, performance and delivery in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder of the Notes or the Trustee or Collateral Agent upon the bankruptcy or reorganization of Company or any Guarantor or otherwise.
(D)Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all Guaranteed Obligations. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
(E)It is agreed and understood that if the Company opts to provide New York law governed Guarantee and local law governed Collateral Documents from any Subsidiary that the Company determines pursuant to the second proviso in the definition of “Excluded Subsidiary”, then the Administrative Determination Holder and the Company shall negotiate in good faith to agree to the agreed security principles with respect to such Subsidiary Guarantor consistent with market conventions.
Section 1.02.Limitation on Guarantor Liability.
Each Guarantor, the Trustee and the Collateral Agent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments and, if applicable, deliveries made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 1.03.Guarantors May Consolidate, etc., on Certain Terms.
(A) Except for a transaction made in compliance with Section 6 or this Section 11.03, no Guarantor may consolidate with or merge into any other Person other than the Company or another Guarantor, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to the Company or another Guarantor, unless, in each case:
(1)either (a) in the case of a consolidation or merger, the Guarantor is the surviving entity, or (b) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Guarantor”) shall expressly assume by supplemental indenture, or other amendment or supplement, all of the obligations of the Guarantor under the Note Documents;
(2)the Successor Guarantor, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;
(3)immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing;
(4)the Guarantor has delivered to the Trustee and Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this Article and that all conditions precedent provided for in this Indenture and the other Note Documents relating to such transaction have been complied with.
(A)In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture or other amendment or supplement, as applicable, executed and delivered to the Trustee and the Collateral Agent, of the Guarantee and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued on the date of the execution hereof.
Section 1.04.Stay of Acceleration.
If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee, the Collateral Agent or the Holders.
Section 1.05.Execution and Delivery of Guarantee.

The execution by each future Guarantor of a supplemental indenture evidences the Guarantee of such Guarantor. The delivery of Notes by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.
Section 1.06.Releases.
(A)A Guarantor’s Guarantee with respect to the Notes will be unconditionally, automatically and immediately released and discharged (without the necessity of any action by the Trustee or the Collateral Agent or any Holder) upon:
(i)the consummation of any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation, amalgamation, dividend distribution or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, to the extent such sale or other disposition is permitted by this Indenture;
(ii)the consummation of any sale, exchange, transfer or other disposition of the Capital Stock of that Guarantor (by way of merger, consolidation, amalgamation, dividend distribution or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, to the extent such sale or other disposition is permitted by this Indenture; provided that the Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition;
(iii)the liquidation or dissolution of such Guarantor; provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing;
(iv)such Guarantor consolidating with, amalgamating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist, to the extent such transaction is permitted by this Indenture;
(v)subject to clause (D) below, in the event such Guarantor becomes an Excluded Subsidiary;
(vi)satisfaction and discharge of this Indenture in respect of the Notes as provided in Article 9 hereof;
(vii)conversion of all outstanding Notes into equity; or
(viii)the Company exercising its Legal Defeasance or Covenant Defeasance options as provided for under Section 14.02 hereof.
(B)Upon delivery by the Company to the Trustee and the Collateral Agent of an Officer’s Certificate and Opinion of Counsel to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee or the Collateral Agent, as applicable, shall, upon receipt by it of the documents described in Section 12.02, execute any documents reasonably requested by the Company or the Trustee in order to evidence the release of any Guarantor from its obligations under its Guarantee.
(C)Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.06 will remain liable for the full amount of principal of and interest on the Notes and for the other Note Obligations of the Company and any Guarantor under this Indenture as provided in this Article 11.

(D)Notwithstanding anything to the contrary in this Section 11.06, the release of a Guarantee by a Guarantor and the release of a Lien on assets of a Guarantor securing the Obligations, in each case, solely as a result of such Guarantor becoming an Excluded Subsidiary shall only be permitted if at such time (1) no Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary, the Company is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time and (3) such transaction shall have been permitted hereunder and made to or with a bona fide unaffiliated third party for bona fide business purposes (as determined by the Company in good faith).
12.

MISCELLANEOUS
Section 1.01.Notices.
Any notice or communication by the Company, the Trustee or the Collateral Agent to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
If to the Company:
The Beauty Health Company
2165 Spring Street
Long Beach, CA 90806
Attention: General Counsel
with a copy (which will not constitute notice) to:
Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
Attention: Brent T. Epstein
Email: Brent.Epstein@lw.com
If to the Trustee or Collateral Agent:
U.S. Bank Trust Company, National Association
635 West 5th Street, 24th Floor
Los Angeles, CA 90071
Attention: Bradley E. Scarbrough
Email: bradley.scarbrough@usbank.com
Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee, Collateral Agent or any Note Agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee, Collateral Agent or such Note Agent, as applicable.

The Company, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.
All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.
If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.
Section 1.02.Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.
Upon any request or application by the Company to the Trustee or Collateral Agent to take any action under this Indenture or Collateral Documents (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee or Collateral Agent, as applicable:
(A)an Officer’s Certificate that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and
(B)an Opinion of Counsel that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.
Section 1.03.Statements Required in Officer’s Certificate and Opinion of Counsel.
Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:
(A)a statement that the signatory thereto has read such covenant or condition;
(B)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.
Section 1.04.Rules by the Trustee, The Collateral Agent, the Registrar, the Paying Agent and the Conversion Agent.
The Trustee and Collateral Agent may each make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent and Conversion Agent each may make reasonable rules and set reasonable requirements for its functions.

Section 1.05.No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
Section 1.06.Governing Law; Waiver of Jury Trial.
THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.
Section 1.07.Submission to Jurisdiction.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 1.08.No Adverse Interpretation of Other Agreements.
Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.
Section 1.09.Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind its successors.

Section 1.10.Force Majeure.
The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
Section 1.11.U.S.A. PATRIOT Act.
The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.
Section 1.12.Calculations.
Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, accrued interest on the Notes including any Additional Interest, the Redemption Price, the Fundamental Change Repurchase Price and the Conversion Rate.
The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. The Trustee will not be responsible for verifying such calculations.
Section 1.13.Severability.
If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.
Section 1.14.Counterparts.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 1.15.Table of Contents, Headings, Etc.
The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.
Section 1.16.Withholding Taxes.
Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.
13.
SECURITY AND COLLATERAL
Section 1.01.Collateral Documents.
The due and punctual payment of the principal of, and cash interest (if any) on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by repurchase or otherwise, and performance of all other obligations of the Company and the Guarantors under this Indenture, shall be secured as provided in the Collateral Documents, which define the terms of the liens that secure such obligations. The Trustee, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent’s security interest in the Collateral is for the benefit of the Holders, the Trustee and the Collateral Agent and pursuant to the terms of the Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and irrevocably authorizes and directs the Collateral Agent (i) to enter into the Collateral Documents, binding the Holders to the terms thereof, (ii) to execute each document in connection with any Collateral Document expressed to be executed by Collateral Agent on its behalf and (iii) perform the duties and exercise the rights, powers, and discretions that are specifically given to it under the Collateral Documents or other documents to which the Collateral Agent is a party, together with any other incidental rights, power and discretions. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any lien, including not being responsible for payment of any taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the liens or Collateral Documents or any delay in doing so. The Company shall deliver to the Collateral

Agent and the Trustee copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 13.01, to assure and confirm to the Collateral Agent for the benefit of the Holders the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Collateral Documents to create and maintain, as security for its obligations in favor of the Collateral Agent for the benefit of the Holders and the Trustee, a valid and enforceable perfected lien and security interest in and on all of the Collateral, in each case to the extent such perfection actions are required under and subject to the terms and conditions of the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any responsibility or liability in connection with such actions and filings; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct.
Section 1.02.Release of Collateral.
(A)Subject to clauses (B) and (C) below, the liens on the Collateral will be automatically released with respect to the Notes and the Guarantees without further action by the Collateral Agent, the Trustee, or the Required Holders or any other Holder, and the Trustee and/or the Collateral Agent (subject to its receipt of an Officer’s Certificate and Opinion of Counsel) shall execute documents evidencing such release reasonably requested by the Company, at the Company’s sole cost and expense, under one or more of the following circumstances:
(i)in whole upon:
(1)payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Note Obligations (other than contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made);
(2)the satisfaction and discharge of this Indenture or following the completion of a discharge, in each case, as set forth under Article 9 hereof;
(3)the conversion in full of all outstanding Notes into equity; or
(4)the Company exercising its Legal Defeasance or Covenant Defeasance options as provided for under Section 14.02 hereof;
(ii)in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or a Guarantor (other than to the Company or a Guarantor) in a transaction permitted under Section 3.12 or otherwise permitted by this Indenture and the other Note Documents or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the terms of this Indenture, concurrently with the release of such Guarantee;

(iii)in part, with the consent of Required Holders and each affected holder, as applicable and in accordance with Section 8.02 of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;
(iv)in part, as to property that becomes Excluded Assets (as defined in the Security Agreement); and
(v)in part, that is otherwise released in accordance with the applicable provisions of the Collateral Documents, but subject to any restrictions thereon set forth in this Indenture.
(B)With respect to any release of Collateral, upon receipt of an Officer’s Certificate and Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Documents, if any, to such release have been complied with and that it is proper for the Trustee or the Collateral Agent, as applicable, to execute and deliver the documents requested by the Company and the Guarantors in connection with such release, and any instruments of termination, satisfaction or release prepared by the Company, the Trustee or the Collateral Agent, as applicable, shall execute, deliver or acknowledge (at the Company’s sole expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents, without recourse, representation or warranty by the Trustee or the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.
(C)At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders, except as otherwise provided in the Collateral Documents.
14.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 1.01.Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 14.02 or 14.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 14.
Section 1.02.Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 14.01 hereof of the option applicable to this Section 14.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 14.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(i)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Notes when such payments are due from the trust referred to in Section 14.04 hereof;
(ii)the Company’s obligations with respect to such Notes under Article 2 hereof;
(iii)the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and
(iv)this Article 14.
Subject to compliance with this Article 14, the Company may exercise its option under this Section 14.02 notwithstanding the prior exercise of its option under Section 14.03 hereof.
Section 1.03.Covenant Defeasance.
Upon the Company’s exercise under Section 14.01 hereof of the option applicable to this Section 14.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 3.09, 3.11, 3.12, 3.13, 3.15, 3.16 and 3.26 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 14.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 14.01 hereof of the option applicable to this Section 14.03, subject to the satisfaction of the conditions set forth in Section 14.04 hereof, Sections 7.01(A)(v), (vi), (vii), and (viii) hereof will not constitute Events of Default.

Section 1.04.Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 14.02 or 14.03 hereof:
(i)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, on and interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
(ii)in the case of an election under Section 14.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
(a)the Company has received from, or there has been published by, the internal revenue service a ruling; or
(b)since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(iii)in the case of an election under Section 14.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv)no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(v)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;
(vi)the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(vii)the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 1.05.Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 14.06 hereof, all money and non-callable government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Trustee”) pursuant to Section 14.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable government securities deposited pursuant to Section 14.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 14 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable government securities held by it as provided in Section 14.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 14.04(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 1.06.Repayment to Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1.07.Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable government securities in accordance with Section 14.02 or 14.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 14.02 or 14.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14.02 or 14.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.
The Beauty Health Company
By:    /s/ Michael Monahan
Name:    Michael Monahan
Title:    Chief Financial Officer and Treasurer

Edge Systems Holdings Corporation
Edge Systems Intermediate, LLC
Esthetic Medical Inc.
HydraFacial LLC
LCP Edge Intermediate, LLC
The HydraFacial Company Mexico Holdings, LLC
By:    /s/ Michael Monahan
Name:    Michael Monahan
Title:    Chief Financial Officer and Treasurer

U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent
By:    /s/ Bradley Scarbrough
Name:    Bradley Scarbrough
Title:    Vice President

[Signature Page to Indenture]

Schedule 3.08(B)
Existing Indebtedness

1.Indenture, dated as of September 14, 2021, between The Beauty Health Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), in its capacity as trustee, under which The Beauty Health Company issued 1.25% Convertible Senior Notes due 2026; provided that such notes shall not exceed $144,455,000 in the aggregate principal amount outstanding on and after the date hereof.
2.Corporate Card Services Agreement, dated February 1, 2024, by and between Bank of America National Association and The Beauty Health Company with respect to $2,000,000 cash being held as collateral under this credit card program.
3.Lease Guaranty by and between 2300 Redondo Holdings LLC (“Burnett Landlord”) and The Beauty Health Company whereby the Company is the Guarantor under that certain Lease Agreement by and between the Burnett Landlord and HydraFacial LLC for the office space located at 3600 E. Burnett St., Long Beach, CA 90815.
4.Joint Guarantee (“Caution Solidaire”) of The Beauty Health Company by and between SCI Consortium TILSITT (the “Paris Landlord”) and the Company whereby the Company is the Guarantor under that certain commercial lease agreement by and between the Paris Landlord and HydraFacial France for the office space located at 5 rue de Tilsitt 75008 Paris, France.
5.Intended Lease Guaranty of HydraFacial LLC whereby HydraFacial LLC intends to be a guarantor under that certain contemplated Lease Agreement to be entered into by and between Hydrafacial UK Limited and Multi Industrial Stag 1 Limited for the lease of that warehouse, distribution, repair and office space located at 6 Dryden Street, London, WC2E 9NH.
6.Stock Purchase Agreement, dated February 27, 2023, by and among Dr. Lawrence Groop, Kristin Groop, and Esthetic Education, LLC on the one hand (collectively, the “Groops”), and Edge Systems Intermediate, LLC on the other hand, with respect to the Company paying the Groops a royalty of $2.00 per cartridge for the first 950,000 cartridges sold by the Company (for a total of $1,900,000 in royalty payments). As of May 13, 2025, the Company has a remaining balance of $1,669,364 worth of royalty payments owed to the Groops.

Schedule 3.09(C)
Existing Liens

1.UCC-1 Financing Statement #U240052776220, dated as of June 28, 2024, with HydraFacial LLC as Debtor and Verdant Commercial Capital, LLC as Secured Party.
2.Corporate Card Services Agreement, dated February 1, 2024, by and between Bank of America National Association and The Beauty Health Company with respect to $2,000,000 cash being held as collateral under this credit card program.
3.UCC-1 Financing Statement #17-7597795936, dated as of July 25, 2017, with HydraFacial LLC (f.k.a. Edge Systems LLC) as Debtor, and Wells Fargo Financial Leasing, Inc. as Secured Party, as continued by UCC-3 Financing Statement U220197405329, dated May 26, 2022.
[Signature Page to Indenture]

Schedule 3.11(B)
Existing Investments

I.Existing Investments
1.Receivables between Hydrafacial Australia and New Zealand Pty Ltd and High Tech Medical Pty Ltd. in an amount not to exceed $700,000 AUD.
2.Loan Agreement, dated December 16, 2022, by and between SAIA Aesthetics Limited (“SAIA”) and Hydrafacial UK Limited (“HF UK”), with respect to HF UK loaning a total of $1,000,000 USD to SAIA.
3.The capped call confirmations (the “Base Capped Call Confirmations”), dated September 9, 2021, between the Company and each of Deutsche Bank AG, Lond Branch, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Credit Suisse Capital LLC, Mizuho Markets Americas LLC, Wells Fargo Bank, National Association, and Bank of Montreal (collectively, the “Capped Call Counterparties”), entered into in connection with the Company’s issuance of $650,000,000 principal amount of the Company’s 1.25% Convertible Senior Notes due 2026.

4.The additional capped call confirmations (the “Additional Capped Call Confirmations”), dated September 10, 2021, between the Company and each of the Capped Call Counterparties, entered into in connection with the Company’s issuance of $100,000,000 aggregate principal amount of the Company’s 1.25% Convertible Senior Note due 2026.

II.Existing Equity Investments In The Below Subsidiaries (but not including any future equity investments in such subsidiaries, whether required or not on the date hereof):
1.LCP Edge Intermediate, LLC
2.Edge Systems Holdings Corporation
3.Edge Systems Intermediate, LLC
4.Esthetic Medical Inc
5.HydraFacial LLC
6.The HydraFacial Company Mexico Holdings, LLC

7.The Hydrafacial Company MX, S. de R.L. de C.V.

8.Hydrafacial Australia and New Zealand Pty Ltd

9.HydraFacial France

10.The HydraFacial Company Iberia, S.L.U.

11.Hydrafacial Trading (Shanghai) Co., Ltd.

12.Hydrafacial Canada Esthetic Products Inc.

13.HydraFacial Germany GmbH

14.Hydrafacial UK Limited

Schedule 3.17
Existing Restrictive Agreements

1.Joint Guarantee (“Caution Solidaire”) of The Beauty Health Company whereby the Company is a guarantor under that certain Bail Commercial by and between SCI Consortium Tilsitt and Hydrafacial France for the lease of that certain office space located at 5 rue de Tilsitt 75008 Paris, France.

2.Lease Guaranty of The Beauty Health Company whereby the Company is a guarantor under that certain Lease Agreement by and between 2300 Redondo Holdings LLC and HydraFacial LLC for the lease of that certain office space located at 3600 E. Burnett St., Long Beach, CA 90815.

3.Intended Lease Guaranty of HydraFacial LLC whereby HydraFacial LLC intends to be a guarantor under that certain contemplated Lease Agreement to be entered into by and between Hydrafacial UK Limited and Multi Industrial Stag 1 Limited for the lease of that warehouse, distribution, repair and office space located at 6 Dryden Street, London, WC2E 9NH.

Schedule 3.36
Post-Closing Covenants

1.Within 75 Business Days, including local jurisdiction business days, after the Issue Date, the Company shall cause certain Foreign Subsidiaries to become Note Parties such that no Foreign Subsidiary that is not a Note Party would be required to be designated a Material Foreign Subsidiary pursuant to the proviso to the definition of Material Foreign Subsidiary.

EXHIBIT A
FORM OF NOTE
[Insert Global Note Legend, if applicable]
[Insert Restricted Note Legend, if applicable]
[Insert Non-Affiliate Legend]
THE BEAUTY HEALTH COMPANY
7.95% Convertible Senior Secured Note due 2028

CUSIP No.: [___]	Certificate No. [___]
ISIN No.: [___]

The Beauty Health Company, a Delaware corporation, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of dollars ($ ) (as revised by the attached Schedule of Exchanges of Interests in the Global Note)1 on November 15, 2028 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	May 15 and November 15 of each year, commencing on [date].

Regular Record Dates:	May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

1    Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, The Beauty Health Company has caused this instrument to be duly executed as of the date set forth below.

Date:	The Beauty Health Company By: Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By: Authorized Signatory

THE BEAUTY HEALTH COMPANY
7.95% Convertible Senior Secured Note due 2028
This Note is one of a duly authorized issue of notes of The Beauty Health Company, a Delaware corporation (the “Company”), designated as its 7.95% Convertible Senior Secured Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of May 27, 2025 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.
The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.
1.Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].
2.Maturity. This Note will mature on November 15, 2028, unless earlier repurchased, redeemed or converted.
3.Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.
4.Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.
5.Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.
6.Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.
7.Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.
8.Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.
9.When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10.Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.
11.Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.
12.No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
13.Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
14.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
15.Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *
To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:
The Beauty Health Company
2165 Spring Street
Long Beach, CA 90806
Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1
INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $
The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

1    Insert for Global Notes only.

CONVERSION NOTICE
THE BEAUTY HEALTH COMPANY
7.95% Convertible Senior Secured Notes due 2028
Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):
    the entire principal amount of
    $                     1 aggregate principal amount of
the Note identified by CUSIP No.                       and Certificate No.                      .
The undersigned represents that it is not an “affiliate” (within the meaning of Rule 144 under the Securities Act of 1933, as amended) (and was not an “affiliate” at any time during the three months prior to the date hereof).
The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:	(Legal Name of Holder)

By: Name: Title:

1    Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
THE BEAUTY HEALTH COMPANY
7.95% Convertible Senior Secured Notes due 2028
Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
    the entire principal amount of
    $                     1 aggregate principal amount of
the Note identified by CUSIP No.                       and Certificate No.                      .
The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:	(Legal Name of Holder)

By: Name: Title:

1    Must be an Authorized Denomination.

ASSIGNMENT FORM
THE BEAUTY HEALTH COMPANY
7.95% Convertible Senior Secured Notes due 2028
Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):
    the entire principal amount of
    $                     1 aggregate principal amount of
the Notes identified by CUSIP No.                       and Certificate No.                      , and all rights thereunder, to:

Name:
Address:
Social security or tax id. #:
and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:	(Legal Name of Holder)

By: Name: Title:

1    Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT
If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1	Such Transfer is being made to the Company or a Subsidiary of the Company.
2	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.
3
Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Date:	(Legal Name of Holder)

By: Name: Title:

TRANSFEREE ACKNOWLEDGMENT
The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:	(Name of Transferee)

By: Name: Title:

EXHIBIT B-1
FORM OF RESTRICTED NOTE LEGEND
THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND
(2)    AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:
(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF;
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;
(D)    PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR
(E)    PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B-1-1

EXHIBIT B-2
FORM OF GLOBAL NOTE LEGEND
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B-2-1

EXHIBIT B-3
FORM OF NON-AFFILIATE LEGEND
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B-3-1

EXHIBIT C
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
[      ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [          ], by and among the signatories hereto, as Guarantor[s] ([each a] [the] “Guaranteeing Subsidiary”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, The Beauty Health Company, a Delaware corporation (the “Company”), the Trustee and the Collateral Agent have heretofore executed and delivered an indenture dated as of [•], 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $[•],000,000 of 7.95% Convertible Senior Secured Notes due 2028 (the “Notes”) of the Company;
WHEREAS, the Indenture provides that [the] [each] Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which [each] such Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Company’s Note Obligations on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.
2.Agreement to Guarantee. [Each] [The] Guaranteeing Subsidiary hereby agrees to be a Guarantor, and hereby becomes a Guarantor, under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 11 thereof.
3.Execution and Delivery. [Each] [The] Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
4.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Collateral Agent, as applicable. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.
6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.The Trustee. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by [each] [the] Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:
U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent
By:
Name:
Title:
:

EXHIBIT D
[FORM OF INTERCOMPANY SUBORDINATION AGREEMENT]
This INTERCOMPANY SUBORDINATION AGREEMENT, dated as of [•] (this “Subordination Agreement”), is entered into by and among The Beauty Health Company, a Delaware corporation (the “Company”), certain Subsidiaries of the Company that are parties hereto, and certain other Subsidiaries of the Company that may, from time to time in the future, become parties hereto by executing and delivering a joinder agreement in substantially the form of Exhibit A hereto (any such Subsidiary being herein, individually, a “Subsidiary Party” and collectively the “Subsidiary Parties”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”).
Reference is made to that certain Indenture, dated as of [•] (as amended, restated, modified, supplemented or otherwise changed from time to time, the “Indenture”), among the Company, certain Guarantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as trustee (in such capacity, the “Trustee”) and the Collateral Agent. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Indenture.
One or more of the Company and its Subsidiaries in its capacity as lender (each such entity, together with its successors, assigns and transferees in such capacity, individually, a “Junior Creditor”, and, collectively, “Junior Creditors”) has made, or may from time to time may make, loans or advances to one or more of the Company and/or Subsidiary Parties that is a Note Party (each such Person, in its capacity as a borrower from any Junior Creditor (together with its successors, assigns and transferees) being herein, individually, a “Debtor Obligor”, and, collectively, “Debtor Obligors”), including pursuant to Section 3.08(C) of the Indenture. All such Indebtedness (other than any Indebtedness between any Debtor Obligor that constitutes an Immaterial Subsidiary that is owed to any Junior Creditor that constitutes an Immaterial Subsidiary) resulting from the making of any such loan or advance together with all principal, interest, fees, premiums, costs, expenses, liabilities, obligations and other amounts of any type or nature at any time owing or arising in respect thereof, including but not limited to any such items or amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against the Company are herein collectively referred to as the “Junior Obligations”.
The Company and its Subsidiaries, for the benefit of the Secured Parties and each of their permitted successors, transferees and assigns, hereby irrevocably and unconditionally agrees as follows:
1.All payment obligations and other monetary obligations of any Debtor Obligor arising from time to time under or in connection with any Junior Obligations to any Junior Creditor are, and shall at all times be, subordinated in right of payment and performance to the prior Payment in Full (within the meaning ascribed to such term in Section 1.03 of the Indenture) of all Note Obligations, whether in respect of principal, interest, fees or other monetary obligations or liabilities of any type or nature, including costs and expenses of enforcement, if any (collectively, the “Senior Obligations”), notwithstanding the maturity date or amortization date of any Junior Obligations or any acceleration of the maturity date related thereto, any default by or insolvency of any Debtor Obligor or any other Person, or otherwise.
2.This Subordination Agreement is for the benefit of, and shall be enforceable by the Collateral Agent on behalf of the Secured Parties.
3.So long as no Event of Default would result therefrom or has occurred and is continuing and after notice from the Collateral Agent to each Junior Creditor (provided that no such notice shall be required to be given in the case of any Event of Default arising under Sections 7.01(A)(ix) and (x) of the Indenture), each Debtor Obligor may make, and each Junior Creditor shall be entitled to accept and receive, payments on account of the Junior Obligations in the ordinary course of business. At all times from and after the occurrence of any Event of Default and after notice from the Collateral Agent to each Junior Creditor (provided that no such notice shall be required to be given in the case of any Event of Default arising under Sections 7.01(A)(ix) and (x) of the Indenture) and for so long as such Event of Default continues or until Payment in Full of all Senior Obligations and termination of all Senior Liens (as defined below), (i) no Debtor Obligor shall make, and no Junior Creditor shall accept, receive or collect from or on behalf of any Debtor Obligor, any direct or indirect payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on account of any of the Junior Obligations, and (ii) under no circumstance shall any other remedy, enforcement action or other action be taken by any Junior Creditor against any Debtor Obligor or any property of any Debtor Obligor or of any other Person, in each case with respect to any of the Junior Obligations (including to assert, enforce or collect any of the Junior Obligations), in each case, without the prior written consent of the Collateral Agent.
4.No Junior Creditor shall, directly or indirectly, independently or with any other Person, take any action that would be in violation of, or inconsistent with, or result in a breach of this Subordination Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of this Subordination Agreement, any Senior Obligations or any Liens securing the Senior Obligations (“Senior Liens”), (ii) any of the rights of any Secured Party set forth in the Indenture or any other Note Document (including with respect to the Senior Liens), or (iii) the validity or enforceability of the Indenture or any other Note Document or any portion thereof.
5.In the event that, prior to Payment in Full of the Senior Obligations, any Junior Creditor shall receive any payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on or in respect of all or any portion of the Junior Obligations in violation of any of the provisions of this Subordination Agreement, then such payment or distribution shall be held in trust by such Junior Creditor for the benefit of, and promptly paid over by such Junior Creditor to the Collateral Agent for application of such payment or distribution to repay the Obligations in accordance with the terms thereof, until Payment in Full of the Obligations as confirmed in writing by the Collateral Agent to the Company.

6.Each Subsidiary Party that is a guarantor of any permitted Indebtedness in accordance with the Indenture of any Note Party hereby agrees that any subrogation claims it may acquire as a result of any payment or distribution under such permitted Indebtedness shall be subordinated to the Note Obligations until the Payment in Full of the Note Obligations.
7.Neither any Junior Creditor nor any Debtor Obligor may assign or transfer any of its rights or obligations hereunder, except to an assignee or transferee that becomes bound by the terms of this Subordination Agreement in a manner reasonably satisfactory to the Collateral Agent.
8.This Subordination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Subordination Agreement by signing any such counterpart.
9.This Subordination Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
10.Any Subsidiary of the Company may, without the consent of any other party to this Agreement, become a party under this Subordination Agreement by executing and delivering to the Collateral Agent a Subordination Agreement Joinder in substantially the form of Exhibit A hereto.
11.Except as modified in accordance with Section 10 to add any Subsidiary of the Company as an additional Subsidiary Party to this Subordination Agreement, this Subordination Agreement may not be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.
12.U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION is entering this Agreement not in its individual capacity, but solely in its capacity as the Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, indemnities and immunities granted to the Collateral Agent in the Indenture, as if such rights, privileges, indemnities and immunities were set forth herein.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

[APPLICABLE SUBSIDIARIES]
By:
Name:
Title:
U.S. Bank Trust Company, National Association, as Collateral Agent
By:
Name:
Title:

Exhibit A

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT JOINDER
This INTERCOMPANY SUBORDINATION AGREEMENT JOINDER, dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY], a [corporation][limited liability company] (the “Additional Subsidiary Party”), under that certain Intercompany Subordination Agreement, dated as of [•] (as amended or otherwise modified from time to time, the “Subordination Agreement”), by and among The Beauty Health Company, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Subordination Agreement.
Pursuant to Section 11 of the Subordination Agreement, the Additional Subsidiary Party hereby agrees to become an “Subsidiary Party” for all purposes of the Subordination Agreement.
IN WITNESS WHEREOF, the Additional Subsidiary Party has caused this Subordination Agreement Joinder to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY PARTIES]
By:
Name:
Title: